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                  COPPERFIELD INVESTMENT & DEVELOPMENT COMPANY
                             6430 Sunset Boulevard
                             Los Angeles, CA 90028



                                     LEASE



Landlord:  COPPERFIELD INVESTMENT & DEVELOPMENT COMPANY,
              a California Corporation



  Tenant:  VIDEO BROADCASTING CORPORATION,
              a Delaware Corporation




Date:  May 5, 1994


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                         6430 SUNSET BOULEVARD BUILDING

                                  OFFICE LEASE

                               TABLE OF CONTENTS

SECTION                                                                   PAGE
                                                                          ----

1  Fundamental Lease Provisions.........................................      1
2  Premises.............................................................      1
3  Term.................................................................      1
4  Base Rent............................................................      3
5  Security Deposits....................................................      3
6  Construction and Acceptance of Premises..............................      4
7  Holding Over.........................................................      4
8  Use of Premises......................................................      5
9  Taxes on Tenant's Property...........................................      5
10 Alterations..........................................................      5
11 Maintenance and Repairs..............................................      6
12 Liens................................................................      7
13 Building Services....................................................      7
14 Rights Reserved by Landlord..........................................      9
15 Indemnification and Waiver...........................................     10
16 Insurance............................................................     11

17 Waivers of Subrogation...............................................     11
18 Damage or Destruction................................................     12
19 Eminent Domain.......................................................     13
20 Default..............................................................     14
21 Assignment and Subletting............................................     16
22 Subordination........................................................     20
23 Estoppel Certificates and Financial Statements.......................     20
24 Interest on Past Due Obligations.....................................     21
25 Sale or Transfer by Landlord.........................................     21
26 Landlord's and Lender's Right to Cure Defaults.......................     22
27 Waiver...............................................................     22
28 Force Majeure........................................................     23
29 Parking..............................................................     23
30 Surrender of Premises................................................     24
31 Relocation...........................................................     25
32 Hazardous Waste......................................................     25
33 Miscellaneous........................................................     27

Signatures..............................................................     29

Exhibit "A" Space Plan

Exhibit "B" Construction Exhibit

Exhibit "C" Rules and Regulations

Exhibit "D" Confirmation

Addendum


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                                  OFFICE LEASE

     This Lease ("Lease") is made and executed this 5th day of May, 1994, by and between COPPERFIELD INVESTMENT & DEVELOPMENT COMPANY, a California Corporation ("Landlord", and Video Broadcasting Corporation, a Delaware Corporation, ("Tenant") who agree as follows:

     1.  FUNDAMENTAL LEASE PROVISIONS:

          (a) Premises: Suite No. 1205 on the Twelfth floor, constituting a Rentable Area consisting of approximately 1,500 square feet, (1,286 usable).

          (b) (1) Lease Term: 60 months.

               (2) Commencement Date: September 27, 1994, or on substantial completion of Tenant Improvements, whichever is sooner.

          (c) Base Rent: $ 2,250.00 * per month during months 1 thru 12:
              $ Refer to 4.(b) per month during months 13 thru 60.

          Base Rent shall be subject to a 5% late charge if delinquent by more than ten (10) days.

          (d) Tenant's Proportionate Share of total Rentable Area: N/A %

          (e) Security Deposit: $ 2.250.00. * (See Addendum Section 34).

          (f) Description of Tenant's Business or Profession:
              Executive Offices.

          (g) Address for Payments of Rent and Notices:

              To Landlord:  6430 Sunset Boulevard
                            Suite 1508
                            Los Angeles, CA 90028

              To Tenant:

              (After Commencement Date:) (Prior to Commencement Date:) Video Broadcasting Corp. Video Broadcasting Corp. 708 Third Avenue 708 3rd Avenue, 23rd Floor New York New York 10017 New York, NY 10017 23rd Floor **

          (h) Guarantor: N/A

          (i) Number of Parking Spaces Allocated: Four (4)

     2. PREMISES. In consideration of the Tenant's agreement to pay the rent, and the covenants and conditions herein contained, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, upon the terms and conditions set forth herein, that certain office space identified in Section 1(a), as delineated and shown in the cross-hatched area on the plan designated as Exhibit "A" attached hereto and incorporated by reference herein (herein referred to as the "Premises") in the building (herein referred to as the "Building") the address of which is 4929 Wilshire Boulevard, Los Angeles, California. The Rentable Area of the Premises ("Rentable Area"), as provided in Section 1(a), shall be determined in accordance with the BOMA (Building Owners and Managers Association) standard method of floor measurement for office buildings, except that a prorata share of the common area of the lobby floor has been allocated to each of the upper floors.

* First month's rent and security deposit due on Lease execution

**Copy to: Tashlik, Kreutzer & Goldwyn P.C.
           833 Northern Blvd.
           Great Neck, New York 11021

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the term shall commence on the Commencement Date stated in Section 1(b)(2)
hereof, on which date the Tenant Improvements (as that term is defined in Exhibit "B"), together with the common facilities for access and service to the Premises shall be substantially completed except for items of work and adjustment of equipment and fixtures which can be completed after occupancy has been taken without causing substantial interference with Tenant's use of the

Premises (i.e., so-called "punch list" or "pick up" items). The Tenant Improvements shall be deemed to be completed upon the Substantial Completion of Tenant Improvements as that term is defined in Exhibit "B". Promptly following the tendering of possession of the Premises to Tenant by Landlord, Tenant shall countersign and return to Landlord a Lease Confirmation which will be signed and sent by Landlord to Tenant, and which will be in the form of letter attached hereto as Exhibit "D" and incorporated herein by this reference. Tenant's countersignature of said form shall be Tenant's confirmation of the information therein set forth and that Landlord has fulfilled its obligations pursuant to Exhibit "B" of this Lease.

          (b) Delay. If Landlord is unable to deliver to Tenant possession of the Premises on the Commencement Date as set forth in Section 1(b)(2), whether as a result of the failure of Landlord substantially to complete the Tenant Improvements or for any other reason, Landlord shall not be liable for any damages caused thereby.* In such event, this Lease shall not be void or voidable, provided that the Tenant Improvements are completed and possession is tendered to Tenant within ninety (90) days after the Commencement Date set forth in Section 1(b)(2) hereof; subject to further extensions aggregating no more than ninety (90) days due to acts of God, war, labor strikes, and other occurrences beyond the control of Landlord, plus any period of time due to delays caused by Tenant. In the event of such late delivery of the Premises, the commencement of the term of this Lease shall be postponed by the length of such delay in delivering possession. Tenant shall be given at least five** (5) days prior notice in which to coordinate its move into the Premises, which notice may be given prior to actual delivery, viz., the five** (5) day period may expire on or before the date of possession. The Commencement Date shall be redetermined as provided in Exhibit "B", and the liability of Tenant for rent shall be postponed until the newly determined Commencement Date. In the event that Landlord has not tendered possession to Tenant within said period in which such delay is excused as set forth herein, this Lease shall be voidable without further obligation at the option of Tenant upon written notice to Landlord received within ten (10) days after the expiration of said period; provided, however, should Landlord anticipate that it will be unable to tender possession to Tenant until a date subsequent to the date set forth in Section 1(b)(2) or the expiration of the period for which such delay is excused, Landlord may, at its election, give Tenant written notice of the date on which it can deliver possession to Tenant, and Tenant shall then have five (5) business days in which to give written notice to Landlord of its election to terminate this Lease. Absent Landlord's receipt of written notice of termination within said five (5) business days, Landlord's further delay shall be deemed excused and waived by Tenant unless possession still is not tendered to Tenant more than thirty (30) days after the delayed Commencement Date stated in Landlord's aforesaid notice.

          (c) Early Possession. If Tenant, with Landlord's written consent, takes possession of the Premises prior to the Commencement Date for purposes of conducting its business, Tenant shall be subject to all the covenants and conditions hereof, and shall pay rent at the monthly rate prescribed for the first month of the term, prorated on the basis of a thirty (30) day month, for the period beginning with the taking of such possession and ending with the Commencement Date.

          (d) Failure to Take Possession. Tenant's inability or failure to take possession of the Premises when delivery is tendered by Landlord (with the

Tenant Improvements substantially completed) shall not delay the commencement of the term of this Lease or Tenant's obligation to pay rent. Tenant acknowledges that Landlord shall incur significant expenses upon the execution of this Lease, even if Tenant never takes possession of the Premises, including without limitation brokerage commissions and fees, legal and other professional fees, the costs of space planning and the costs of construction of Tenant Improvements in the Premises. Tenant acknowledges that all of said expenses shall be included in measuring Landlord's damages should Tenant breach the terms of this Lease.

* Tenant shall be entitled to remain in possession of its present premises, pursuant to that certain lease with Landlord, dated June 13, 1989.

** business

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          (e) Bankruptcy Prior to Term. If at any time prior to the Commencement
Date there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, this Lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession of the Premises. In addition to the other rights and remedies given by Section 20 hereof or by virtue of any other provision in this Lease contained or by virtue of any statute or rule of law, Landlord may retain as damages any rent, security deposit or moneys received by it from Tenant or others on behalf of Tenant.

     4.  BASE RENT.

          (a) Initial Rate. Tenant covenants to pay to Landlord during the term hereof, at Landlord's office at the address set forth in Section 1(g) hereof or to such other persons or at such other places as directed from time to time by written notice to Tenant from Landlord, a monthly rental (hereinafter referred to as the "Base Rent") in the amount set forth in Section 1(c) hereof due and payable without demand or offset or deduction, in advance on the first day of each calendar month; except that if the Commencement Date occurs on a day other than the first day of a calendar month, then the Base Rent for the fraction of the month starting with the Commencement Date shall be paid on such Commencement Date, prorated on the basis of a thirty (30) day month.

          (b) Annual Adjustment. Absent provision for specific periodic increases in Section 1(c), the Base Rent payable hereunder by Tenant to Landlord shall be increased twelve (12) months after the Commencement Date hereof and every twelve (12) months thereafter during the term hereof, including any renewal or extension period, in an amount equal to the percentage increase in the U.S. Bureau of Labor Statistics Consumer Price Index, Los Angeles-Anaheim-Riverside, All Urban Consumers (1982-84=100), All Items, published one calendar month prior to each anniversary of the Commencement Date over the corresponding index as published one calendar month prior to the Commencement Date, and applying such percentage increase to the Base Rent for the first year of the term hereof. If the Bureau of Labor Statistics shall change its method of computing said Index, the successor Index so published shall be used by applying an appropriate conversion factor to be supplied by said Bureau. In the event the Consumer Price Index is discontinued, a comparable publication or index will be used to determine any increase. In no event, however, shall the Base Rent computed above be less than four percent (4%) higher than the prior year. Increases shall be capped at an annual 8%. Upon Landlord's completion of the computation of the adjusted Base Rent, Landlord shall give written notice to Tenant of the adjusted Base Rent and same shall be due and payable by Tenant, retroactively, as of the first day of the month for which the respective adjustment was taken, and on the first day of each month thereafter. No delay or failure by Landlord to enforce this provision or any part thereof as to Tenant, or to enforce similar or dissimilar provisions in other leases in use as to any other tenants in the Building, shall be deemed to be a waiver hereof, or prevent any subsequent or other enforcement hereof.

     5. SECURITY DEPOSITS. Tenant has, upon execution of this Lease and concurrently therewith, deposited with Landlord a security deposit as set forth in Section 1(e) hereof as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If the Base Rent shall, from time to time, increase during the Lease Term, Tenant shall within five (5) business days after written demand therefor, deposit with Landlord additional Security Deposit so that the amount of the Security Deposit held by Landlord shall at all times bear the same proportion to the current rate of Base Rent as the amount of Security Deposit set forth in Section 1(e) bears to the initial rate of Base Rent set forth in Section 1(c) hereof. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may use, apply, or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss, cost or damage which Landlord may suffer by reason of Tenant's default. If any portion of said

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deposit is so used or applied, Tenant shall, within five (5) business days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last transferee of Tenant's interest hereunder) within a reasonable time after both the expiration of the Lease term and the Tenant's delivery of the Premises to Landlord. Tenant shall not assign nor encumber its contingent rights in the security deposit, and neither shall Landlord nor its successors or assigns be bound by any such assignment or encumbrance. In the event of the termination of any ground or underlying lease or foreclosure of any mortgage or trust deed now or hereafter affecting the Premises, Building or land upon which the same are located, Tenant shall only look to the new Landlord for return of the security deposit if such is actually transferred to said new Landlord. Tenant hereby waives* provisions of law (i) which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may in addition claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant; and (ii) those which provide that, upon the termination of Landlord's interest in the Premises, Landlord shall either transfer to Landlord's successor, or refund to Tenant, any balance remaining from security deposits and cleaning fees, it being agreed that if Landlord transfers its interest in the Premises and the Security Deposit and does not refund the Security Deposit to Tenant, Tenant shall look solely to Landlord's successor for any refund to which Tenant may be entitled.

     6.  CONSTRUCTION AND ACCEPTANCE OF PREMISES.

          (a) Construction. The Premises shall be constructed in accordance with Exhibit "B" attached hereto. Upon default by Tenant in payment of any amount due from Tenant in connection with the construction of Overstandard Tenant Improvements or Tenant's Contribution, as those terms are defined in Exhibit "B", in addition to any other remedies available at law or in equity, Landlord shall be entitled to the same remedies against Tenant as in the case of a default in the payment of rent under this Lease. Absent written notice of "punch list" or "pick up" items from Tenant to Landlord within fifteen (15) days after Tenant's taking possession of the Premises, there shall be a conclusive presumption that the Premises and the Tenant Improvements are in good and tenantable condition. Notwithstanding the foregoing, with respect to Landlord Improvements of which the Premises are a part and, as well, with respect to Tenant Improvements constructed by Landlord, Landlord shall have an affirmative obligation, at Landlord's cost, to correct any defects in Landlord's work in the Premises about which it receives written notice from Tenant within said fifteen
(15) day period and, thereafter as well, to the extent the cost of remedying such defects can be passed on to Landlord's contractors pursuant to their respective warranty obligations.

          (b) Rentable Area Confirmation. The Rentable Area of the Premises shall be confirmed in writing by the parties (in the form set forth in Exhibit "D" attached hereto) when Landlord tenders possession of the Premises to Tenant, and thereupon such written confirmation shall be attached hereto and the Rentable Area, Base Rent, and Tenant's Proportionate Share of total Rentable Area in the Building, as set forth in Section 1 hereof shall be modified accordingly.

     7. HOLDING OVER. Should Tenant, with or without Landlord's written consent, hold over after the expiration of the term of this Lease, such possession by Tenant shall be deemed to be a tenancy at sufferance terminable by notice given at any time, upon each and all of the terms herein provided as may be applicable to a tenancy at sufferance and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay in advance, monthly rent equal to the product of the Rentable Area times the

Base Rent per square foot of Rentable Area being quoted, generally, by Landlord to prospective tenants. The foregoing provisions of this Article

* those present

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are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all losses or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender, and any loss of rent from prospective tenants.

     8. USE OF PREMISES. The Premises shall be used and occupied by Tenant for executive, professional (except medical) and/or administrative office purposes in connection with Tenant's business or profession described in Section 1(f) hereof, and for no other purpose whatsoever. Tenant acknowledges that, except as herein expressly provided, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's profession or business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as provided in this Lease. If any governmental license or permit (other than the initial certificate of occupancy for the Premises) shall be required for the proper and lawful conduct of Tenant's business in the Premises, Tenant shall procure and thereafter maintain such license or permit at its own expense. At the request of Landlord, Tenant shall furnish Landlord with a copy of said license or permit, and Tenant shall at all times comply with the terms and conditions of each such license or permit. Any use of the Premises in violation of the Rules and Regulations hereinafter described in Section 33(h) is expressly prohibited.

     9.  TAXES ON TENANT'S PROPERTY.

          (a) Tenant's Personal Property. Tenant shall be liable for and shall pay before delinquency taxes, assessments, license fees, and other similar charges levied against any personal property or trade fixtures placed by Tenant or at Tenant's direction in or about the Premises. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Building is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays such taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, within ten (10) days of written demand, reimburse Landlord for the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that, in any such event, Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

     10. ALTERATIONS. Tenant shall not make or allow any alterations, additions or improvements in or to the Premises without Landlord's prior written consent which shall not be unreasonably withheld or delayed and, then, only by contractors or mechanics approved in advance in writing by Landlord. Landlord shall have broad discretion to disapprove the use of outside contractors for alteration work on the grounds of lack of experience or reputation, financial unreliability, union problems, or because of undue administrative problems associated with the presence of multiple contractors or outside contractors in the building, simultaneously;

provided, however, that Landlord shall not disapprove all outside contractors unless Landlord or Landlord's general contractor is agreeable to acting as general contractor for the performance of said work at a fee not to exceed fifteen percent (15%) of the total cost (hard and soft) of said alterations. Landlord shall have the right to condition its consent upon Tenant's covenant to reimburse Landlord for the cost of removal of such alterations, additions or improvements, upon the expiration of the term. All such work shall be done by Tenant at such times and in such manner as Landlord may from time to time designate and under Landlord's supervision. In each instance where Tenant requires Landlord's approval of an alteration, Tenant shall furnish Landlord with plans showing the proposed alteration to the Premises. Tenant covenants and agrees that all work done by or pursuant to the direction and instruction of Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of the Insurance Service Office, and of any similar body. Before commencing any work, Tenant shall give Landlord at least five (5) days written notice of the proposed commencement of such work and shall if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for said work. Landlord shall have the right at all times to post notices of non-responsibility on the Premises and record verified copies thereof in connection with all work of any kind upon the Premises. Landlord shall be entitled to make a reasonable and customary charge for any supervisory services rendered hereunder.

     11.  MAINTENANCE AND REPAIRS.

          (a) The Premises. Except as may be Landlord's responsibility pursuant to subsection (b) hereof, Tenant shall at Tenant's sole cost and expense keep and maintain the Premises in good condition and repair: damage thereto from causes beyond the reasonable control of Tenant and ordinary wear and tear excepted. Subject to the provision of Section 16(a) hereof, all damage or injury to the Premises or the Building in which the same are located, caused by the act or negligence of Tenant, its employees, agents or visitors shall be repaired by Landlord at Tenant's sole cost and expense. Tenant shall upon the expiration or sooner termination of the term hereof surrender the Premises to Landlord in the same condition as when construction of Tenant Improvements was completed, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. Landlord shall have no obligation to shampoo or replace the carpeting or draperies of the Premises during the term or any extension thereof. Landlord shall have no obligation to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof, and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building, except as specifically herein set forth.

          (b) The Building. Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, and electrical systems installed or furnished by Landlord. With respect to such maintenance and repairs within the Premises, Landlord shall undertake same within a reasonable time after written notice of the need for such maintenance and repairs is given by Tenant and received by Landlord, but in no event less than ten (10) days after receipt of such notice, unless delayed due to City Ordinance or requirements outside of Landlord's control. If such maintenance and repairs are necessitated in part or whole by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees or visitors, Tenant shall pay to Landlord upon demand the reasonable cost (or portion thereof equitably allocated to Tenant, in Landlord's best judgment) of such maintenance and repairs. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless the Premises becomes untenantable or the repair work precludes Tenant's reasonable access thereto for a period in excess of thirty (30) consecutive days after written notice of the need for such repairs or maintenance is given by Tenant to Landlord (and such untenantability or inaccessibility is not attributable in the first instance to the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees or visitors) in which case, as Tenant's sole remedy, the Base Rent (to the extent covered by Landlord's rent loss insurance) shall abate with respect to the square footage of the Premises affected. Except as aforesaid and as provided in
Section 18 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances, and equipment therein. If, after ten (10) days from tenant's written notice of the need for repairs, Landlord has not made an attempt to begin such repair, Tenant shall have the right to make the repair and deduct the cost from the rent. Tenant shall provide Landlord with evidence or receipt reflecting such cost.

          (c) Life Safety Systems. If there now is or shall be installed in the Building a sprinkler system, heat or smoke detection system or any other so called life-safety system, and any such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith notify Landlord, and Landlord shall restore the same to good working condition at Tenant's cost and expense. If the Insurance Services Office or any other similar body, or any bureau department or official of the state, county or city government or any governmental authority having jurisdiction, require or recommend that any changes, modifications, replacements, alterations, or additional equipment be made or supplied in or to any such system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the Premises, or if any such changes, modifications, replacements, alterations or additional equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for any such system in the insurance rate as fixed by the Insurance Services Office or any other similar body, or by any insurance company, Landlord shall, at Tenant's cost and expense, make and supply such changes, modifications, replacements, alterations or additional equipment.

          (d) Right of Repossession. If, in order to perform Landlord's obligations pursuant to Subsections (b) and (c), above, or to comply with any law now or hereafter enacted, it becomes necessary for Landlord to recover possession of all or any portion of the Premises, Landlord shall have the right either to terminate this Lease on at least ninety (90) days prior written notice or to relocate Tenant into space elsewhere in the Building (irrespective of the amount of Rentable Area in the Premises) in accordance with Section 31 of this Lease. This shall apply no more than one time during the Lease term and Tenant shall be given prior notice at least ten (10) business days.

     12. LIENS. Tenant shall keep the Premises, the Building, and the property upon which the Building is situated, free from any liens arising out of the work performed, materials furnished, or obligations incurred by Tenant. Tenant further covenants and agrees that should any mechanic's lien be filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, said lien will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant.

     13.  BUILDING SERVICES.

          (a) Services. Provided that Tenant is not in default hereunder, and subject to the Rules and Regulations described in Exhibit "C" hereof, Landlord agrees to furnish to the Premises, Monday through Friday, excepting generally recognized holidays, the following services:

               (i) Utilities. Air conditioning and heat, elevator service, electric current for normal lighting and fractional horsepower office machines and, on the same floor as the Premises, water for lavatory and drinking purposes, all in such reasonable quantities, in the judgment of Landlord, as are necessary for the comfortable occupancy of the Premises. Due to the high electricity and air conditioning demands of electronic office machines (e.g., punch card machines, computers and data processing equipment) Landlord shall have the right to restrict the use by Tenant of any such equipment which will require in excess of 220 volts, or which will cause Tenant to consume electricity at a level that is in excess of what can be deemed to be a normal consumption rate per square foot of useable area for comparable office buildings in the City of Los Angeles.

              (ii) Janitorial. Janitorial services will be furnished by

Landlord five (5) days per week. Janitorial services shall include only ordinary dusting and cleaning and, at Landlord's option, may include shampooing of carpets or rugs one time per calendar year. Janitorial services shall not include cleaning of draperies or upholstered furniture, or other unusual services. Landlord may impose a reasonable additional charge for the usage of any additional or unusual janitorial services required because of any unusual Tenant Improvements in the Premises, the carelessness of Tenant, the unusual nature of Tenant's business and the removal of any refuse and rubbish from the Premises other than discarded material placed in waste paper baskets and left for emptying as an incident to Tenant's normal cleaning of the Premises. The cost of any carpet cleaning performed by Landlord shall be at competitive rates, and shall be paid by Tenant upon receipt of Landlord's billing therefor. If Landlord shall clean the carpet at the Premises in conjunction with cleaning the carpeting of other tenants in the Building, Landlord's billing to Tenant shall reflect an equitable allocation of the cleaning cost among all such tenants.

             (iii) Signs. Landlord shall also provide and install, at Tenant's expense, near the entry door to the Premises (the precise location to be in Landlord's discretion), a sign to identify Tenant's official name, and trade name, and Building suite number, all of which letters and characters shall be in the standard graphics for the Building, and no others shall be used or permitted on the Premises. Tenant shall have the right to the listing of its name on the Building directory board in the main lobby.

          (b) Limitations. Building services are subject to the following limitations:

               (i) Additional Charges. In addition to rent and other charges required to be paid by Tenant under this Lease, Tenant agrees to pay for all utilities and other services not provided in accordance with Section 13(a), above, utilized by Tenant, and for all overtime or additional Building services furnished to Tenant not uniformly furnished to all tenants of the Building. Landlord shall be entitled to make a reasonable charge to Tenant for air conditioning services furnished between the hours of 6 p.m. and 7 a.m. Monday through Friday, and during any hours on Saturdays and Sundays and generally recognized holidays. If, in Landlord's reasonable estimation, Tenant's use of air conditioning, heat and electric current exceeds a level which is currently normal and customary at offices of a similar size to the Premises, Tenant shall pay to Landlord the reasonable cost of such excess usage. In the event Tenant objects to Landlord's estimate of Tenant's excessive electricity usage, Tenant may, at Tenant's sole cost and expense, install a meter at the Premises on either a permanent or a test meter basis, to determine more precisely the extent of Tenant's usage.

              (ii) Interruption of Services. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or a reduction of rent by reason of Landlord's failure to furnish air conditioning, heating, elevator, plumbing or other Building services, when such failure is caused by riot, strike, labor disputes of any character, breakdowns, necessary inspection or repairs, breakage, accidents, the unavailability of natural or other energy resources, or any other cause beyond Landlord's reasonable control. Landlord shall be entitled to cooperate voluntarily with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy use or the consumption of any other resources. Tenant shall give Landlord written notice (the "Interruption Notice") in the event of the interruption of any Building Services to be provided by Landlord pursuant to this Lease, which interruption causes the Premises or any part thereof to be untenantable or precludes Tenant's reasonable access thereto. Tenant's Interruption Notice shall describe with particularity the service or utility interrupted and the portion of the Premises affected thereby. Subject to the foregoing, if Landlord is unable to restore the service or utility or Tenant's access to the Premises within ten (10) days following receipt of Tenant's Interruption Notice, then, to the extent covered by Landlord's rent loss insurance, the Base Rent during the period of such interruption shall be abated in proportion to the ratio of the square feet of Rentable Area of the Premises that are unusable as a result of the interruption as compared to the square feet of Rentable Area of the Premises immediately prior to the interruption, taking into account the differences, if any, in the rental rates being charged to Tenant for different portions of the Premises; provided, however, that if such interruption of services cannot reasonably be restored within said thirty (30) day period and Landlord has diligently attempted to restore the same, rent shall not begin to abate unless and until such interruption of services shall have lasted for a period in excess of thirty (30) days.

             (iii) Security. Landlord shall not be obligated to provide or maintain any security patrol or security system in or at the Building; however, Landlord may elect to so provide. Landlord shall not be responsible for the effectiveness of any such patrol or system which may be provided hereunder, or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction, of such patrol or system.

              (iv) Year Round Access. Subject to all of the aforesaid limitations and the Rules and Regulations (Exhibit "C"), Landlord hereby assures Tenant that it will have access to the Premises and Building parking facilities twenty-four (24) hours per day, throughout the year. Landlord agrees that the quality of the Building services provided will be at least comparable to the quality of the building services provided by other first class office buildings in the same general locality.

     14.  RIGHTS RESERVED BY LANDLORD.

          (a) Entry to Premises. Landlord and its agents shall have the right to enter the Premises at all reasonable times for the purpose of cleaning the Premises or examining or inspecting the same, posting notices of non-responsibility, showing the same to prospective tenants, lenders or purchasers of the Building, or in the case of an emergency, and to make such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable, taking due care not to interfere with Tenant's business. If Tenant shall not personally be present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary by reason of emergency, Landlord may enter by means of a master key or pass key or may enter forcibly, without liability to Tenant except for any failure to exercise due care for Tenant's property, and any such entry by Landlord shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof. If, during the last month of the term hereof, Tenant shall have removed substantially all of its property therefrom, Landlord may immediately enter and alter, renovate, and redecorate the Premises without eliminating or abating any rent or incurring any liability to Tenant.

          (b) Miscellaneous. In addition to any other rights provided herein, Landlord shall have the following rights, exercisable in a reasonable manner without notice to Tenant and without any obligation to exercise such rights: to change the name of the Building; to designate all persons or organizations furnishing sign painting and lettering used or consumed in the Building; to grant to anyone the exclusive right to conduct any business in the Building, provided such exclusive right shall not operate to exclude Tenant from the uses expressly permitted under this Lease; to have access to all mail chutes, if any, according to the rules of the United States Postal Service; to require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to a watchman by registration or otherwise, establishing their right to enter or leave, and at any time to exclude or expel any peddler, solicitor, or beggar from the Premises or the Building; to close the Building daily at such reasonable time as Landlord may determine, subject, however, to Tenant's right to admittance at any time under such reasonable regulations as shall be prescribed from time to time by Landlord; to reasonably approve the weight, size and location of safes, vaults, computers, machinery, book shelves and other heavy equipment and articles in and about the Premises and the Building, and to require all such items to be moved in and out of the Building or the Premises only at such times and in such manner as Landlord shall direct, and in all events at Tenant's sole risk and responsibility; to designate and/or approve, prior to installation, all types of window shades, blinds, drapes, and other similar equipment which, in all events, shall be installed on the interior side of Landlord's drapes, and to regulate all internal lighting that may be visible from the exterior of the Building; to decorate, alter, repair or improve the Premises, Building and parking facilities, or maintain any service therein, at any time, including the erection of scaffolding, props or other mechanical devices; to shore the foundations, footings and walls of the Building; to do or permit to be done any necessary work in or about the Premises or the Building or the parking facilities or any adjacent or nearby land, street or alley. Except as elsewhere in this Lease provided, any rights so exercised by Landlord shall be without any rebate or abatement of rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises or damage, injury or inconvenience thereof occasioned, provided that the business of Tenant shall be interfered with as little as is reasonably practicable.

     15. INDEMNIFICATION AND WAIVER. Tenant hereby agrees to indemnify and hold Landlord harmless against and from any and all claims of damages or injury arising from Tenant's use of the Premises, Building common areas and parking facilities, or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in the Premises, Building common areas and parking facilities, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act, neglect, fault, or omission of the Tenant, or of its agents, employees, visitors, invitees, or licensees, and from and against all costs, reasonable attorneys' fees, expenses, and liabilities incurred in or about any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to Tenant's property or injury to Tenant's employees, agents, visitors, invitees and licensees in or upon the Premises, Building and parking facilities, and Tenant hereby waives all claims in respect thereof, from any cause whatsoever, against Landlord, except claims for personal injury or property damage which are caused by the failure of Landlord to observe any of the terms and conditions of this Lease (and such failure persists for an unreasonable period of time after written notice of such failure) and those claims for personal injury or property damage which arise from any neglect, fault or omission of the Landlord, or of its agents or employees. Neither party shall be liable to the other for any unauthorized or criminal entry of third parties into the Premises, Building, or parking facilities, or for any damage to person or property, or loss of property in and about the Premises, Building, parking facilities and the approaches, entrances, streets, sidewalks or corridors thereto, by or from any unauthorized or criminal acts of third parties, regardless of any breakdown, malfunction or insufficiency of any security measures, practices or equipment provided by Landlord or Tenant.
Tenant shall immediately notify Landlord in writing of any breakdown or malfunction of any security measures, practices or equipment provided by Landlord as to which Tenant has knowledge. Landlord shall not be liable to Tenant for interference with the light or other incorporeal hereditaments or for any damage therefrom to Tenant or Tenant's property from any cause beyond Landlord's reasonable control. Tenant hereby agrees that in no event shall Landlord be liable for consequential damages, including injury to Tenant's business or any loss of income therefrom, nor shall Landlord be liable to Tenant for any damages caused by the act or neglect of any other tenant in the Building.

     16.  INSURANCE.

          (a) Tenant's Property Insurance. At all times during the term hereof, at its own cost and expense, Tenant shall maintain in effect policies of property damage insurance covering (i) all leasehold improvements constructed by Tenant (including any alterations, additions or improvements as may be made by Tenant pursuant to Section 11 hereof) in which Tenant may have an insurable interest, and (ii) trade fixtures, merchandise and other personal property from time to time in, on or upon the Premises, both in amounts not less than one hundred percent (100%) of their actual replacement cost from time to time during the term of this Lease, providing protection against any peril included within the classification "All Risk" inclusive of standard fire and extended coverage insurance, together with endorsements against sprinkler damage, breakage of glass, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured, and any deficiency shall be paid for by Tenant. Upon termination of this Lease following a casualty pursuant to Section 18 hereof, the proceeds under (i) shall be paid to Landlord and, and the proceeds under (ii) above shall be paid to Tenant.

          (b) Tenant's Liability Insurance. Tenant shall, at all times during the term hereof and at its own cost and expense, procure and continue in force commercial or comprehensive general liability insurance for bodily injury and property damage, adequate to protect Tenant and all additional insured parties against liability for injury to or death of any person and/or damage to their property, arising in connection with the construction of improvements in the Premises, or the use, operation or condition of the Premises. Such insurance shall be in an amount of not less than a combined single limit of Two Million Dollars ($2,000,000), insuring against any and all liability of the insured with respect to said Premises or arising out of the use or occupancy thereof, and under which the insurer agrees to indemnify and hold harmless Tenant and all additional insured parties from and against all cost, expense and/or liability arising out of or based upon Tenant's indemnification obligations pursuant to Section 15 hereof.

          (c) Tenant's Other Insurance. During the term of this Lease, Tenant shall maintain, at Tenant's expense, workers compensation and employers liability insurance as required by law; loss of income and business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings, income and extra expense for at least one year attributable to all perils commonly insured against by prudent tenants, or attributable to the inaccessibility of or to the Premises or the Building as a result of such perils, or otherwise, preferably by the same insurance carrier that issues Tenant's property insurance; and any other form of insurance as Landlord and/or Landlord's lender may reasonably require from time to time, in such form and amounts and for such insurance risks against which a prudent tenant would protect itself.

          (d) Insurance Carriers and Policies. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies, qualified to do business in the State of California, reasonably acceptable to Landlord and Landlord's lender. Each policy shall name Landlord and, at Landlord's request, any mortgagee of Landlord, as an additional insured, as their respective interests may appear, and copies of all policies or certificates evidencing the existence and amounts of such insurance shall be delivered to Landlord by Tenant at least ten (10) days prior to Tenant's occupancy of the Premises. A blanket policy is acceptable. No such policy shall be cancellable except after ten (10) days prior written notice to Landlord and Landlord's lender. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums, plus a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

          (e) Coverage Increases. Not less often than every two and one-half (2-1/2) years during the term of this Lease, Tenant and Landlord shall agree in writing on the full replacement cost of the leasehold improvements and personal property required to be insured by Tenant pursuant to Section 16(a), above. If, in the reasonable discretion of Landlord or Landlord's lender, the amount or type of Tenant's liability and/or property insurance coverage, or any other amount or type of insurance at that time, is not adequate or not provided for herein, Tenant shall either acquire or increase the insurance coverage as required by either Landlord or Landlord's lender.

          (f) Landlord's Insurance. Landlord shall maintain in effect, at all times during the term of this Lease, such policies of insurance, in such amounts and subject to such deductibles, as are not less than in keeping with what is customarily provided in first-class buildings in Hollywood ("Community Standards"), including property insurance covering the Building, the Parking Facilities, and all tenant improvements constructed by Landlord and in which Landlord may have an insurable interest, providing protection against any other peril included within the classification "All Risk" inclusive of standard fire and extended coverage insurance (and, at Landlord's option, with endorsements for sprinkler damage, earthquake or flood insurance, if available), up to their full replacement value, insurance covering all liability in connection with the Building and the Parking Facilities, with bodily injury limits and property damage limits and deductibles in accordance with Community Standards, and a policy or policies of insurance providing for loss of rental income for at least twelve (12) months pertaining to the Premises. Landlord's obligation to carry the insurance provided for herein may be brought within the coverage of any so-called blanket policy or polices of insurance carried and maintained by Landlord.

     17. WAIVERS OF SUBROGATION. Each of the parties hereby waives any and all right to recovery against the other or against any other tenant or occupant of the Building, or against the officers, employees, agents, representatives, customers, and business visitors of such other party or of such other tenant or occupant of the Building, for loss or damage to such waiving party or its property or the property of others under its control, arising from any cause insured against under the standard form of property damage insurance policy with all permissible extensions and endorsements covering extended perils or under any other policy of insurance carried by such waiving party in lieu thereof, to the extent such policies then in force permit such waiver.

     18.  DAMAGE OR DESTRUCTION.  See Page 12(a)

          (a) If the Premises or the Building in which the Premises are located are damaged by any peril covered by Landlord's property insurance (or any other peril required to be insured against by Landlord under the terms of this Lease):

               (i) In the event of total destruction of the Building, this Lease shall automatically be terminated as of the date of such casualty.

               (ii) In the event of partial damage or destruction of the Building, or of total or partial damage or destruction of the Premises, Landlord shall be responsible for repairing such damage or destruction and restoring the Building or the Premises, except in the following circumstances: (A) the repair or restoration of the Premises or the Building, in Landlord's opinion, cannot be completed within one hundred eighty (180) days of commencement of such repair or restoration; (B) the cost of repair or restoration in Landlord's opinion will exceed five percent (5%) of the full replacement cost of the Building and the estimated cost thereof exceeds the insurance proceeds, if any, available for repair or restoration (plus the deductible, if any, on Landlord's property insurance), plus any amount which Tenant is obligated or elects to pay for such repair or restoration; (C) the estimated cost of repair or restoration of the Premises or Building, even though covered by insurance, exceeds fifty percent (50%) of the full replacement cost of the Building; or (D) the Building cannot be restored except in a substantially different structural or architectural form than existed before the damage and destruction. In the foregoing circumstances, Landlord shall have the option to either terminate this Lease or to repair or restore the Premises or the Building. In the event that Landlord elects to terminate this Lease, Landlord shall give notice to Tenant within thirty (30) days after the occurrence of such damage or destruction, terminating this Lease as of the date specified in such notice, which date shall not be less than thirty (30) nor more than ninety (90) days after the giving of such notice. In the event such notice is given, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date specified in the notice, and the rent (abated proportionately in the ratio in which Tenant's use of said Premises has been impaired since the date of such partial destruction of the Building or of the Premises) shall be paid up to the date of termination. Landlord shall refund to Tenant the rent theretofore paid for any Period of time subsequent to such date.

          (b) Notwithstanding anything to the contrary contained in Section 18(a), Landlord shall not have any obligation whatsoever to repair or restore the Premises when the damage or destruction resulting from any peril covered under Section 18(a) costs more than one month's Base Rent to repair or restore, and occurs during the last twelve (12) months of the term of this Lease, or any extension thereof; provided, however, that Landlord shall give Tenant notice of such intent within thirty (30) days of the occurrence of such damage or destruction, whereupon this Lease shall terminate effective as of the date of such casualty, and Landlord shall refund to Tenant the rent theretofore paid for any period of time subsequent to such date, unless within said thirty (30) day period Tenant gives Landlord written notice of its election to pay for such repair or restoration.

          (c) In the event of either total or partial destruction of the Premises (costing more than one month's Base Rent to repair or restore) or the partial destruction of the Building (costing more than six (6) months scheduled Base Rent for the entire Building to repair or restore) due to any cause other than a peril covered by Landlord's property insurance (or any other insurance required to be carries by Landlord under the terms of this Lease),

                             DAMAGE OR DESTRUCTION.

          Section 18 of the Lease is hereby amended by the addition thereto of the following paragraph:

               Notwithstanding anything contained in this Lease to the contrary but without limiting or restricting any other rights available to the Tenant hereunder, in the event of any partial or total damage or destruction of the Premises, the Tenant shall be entitled to a proportionate rent abatement. In addition, if the Premises are damaged to the extent of 50% or more of the cost of replacement thereof, Tenant shall have the right to terminate this Lease. In the event Tenant does not elect to terminate this Lease, Tenant shall receive a full rental abatement until the Premises are adequately repaired and restored.


                                   - 12 (a) -
if Tenant is not obligated or does not elect to pay for the repair and restoration of same, Landlord may elect to terminate this Lease, giving notice as required under Section 18(a).

          (d) In the event Landlord is obligated to repair or restore as herein provided, commencing five (5) days after the occurrence of such damage, the rental to be paid under this Lease shall be abated proportionately in the ratio which the Tenant's use of said Premises has been impaired from the date of such partial destruction of the Building or of the Premises until such portion of the Premises is again useable. The Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of said Premises or for any inconvenience or annoyance occasioned by any such damage, repair or restoration, or for any direct or indirect loss of earnings, income and extra expense attributable thereto. Landlord shall exert reasonable efforts to make such repair or restoration promptly and in such manner as not to interfere unreasonably with Tenant's use and occupancy of the Premises, but Landlord shall have no obligation to perform such work on an overtime or premium-pay basis.

          (e) Notwithstanding anything to the contrary contained in this Section 18, should Landlord be delayed or prevented from repairing or restoring said damaged Premises or should the Premises continue to be inaccessible for Six (6) months after the occurrence of such damage or destruction for any reason or cause whatsoever, thereafter, but for a period of thirty (30) days, only, Landlord and Tenant shall each have the right to terminate this Lease, effective upon thirty (30) days prior written notice.

          (f) It is hereby acknowledged that if Landlord is obligated to, or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of said Building and said Premises which were originally provided at Landlord's expense, and the repair and restoration of items within the Premises not provided at Landlord's expense shall be the obligation of Tenant. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture, furnishings, trade fixtures, equipment or other personal property, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

          (g) Notwithstanding any damage or destruction to the Premises or the Building, including the parking facilities and interior and adjacent landscaped areas, Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Section 18.

     19. EMINENT DOMAIN. If the whole of the Premises shall be taken, or such part thereof shall be taken as shall substantially interfere with Tenant's use and occupancy of the balance thereof, under power of eminent domain, or sold, transferred, or conveyed in lieu thereof, either Tenant or Landlord may terminate this Lease as of the date of such condemnation or as of the date possession is taken by the condemning authority, whichever date occurs later. If any part of the Building other than the Premises, including parking facilities and interior and adjacent landscaped areas, shall be so taken, sold, transferred or conveyed in lieu thereof, Landlord shall have the right, at its option, to terminate this Lease as of the date of such condemnation or as of the date possession is taken by the condemning authority. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures belonging to Tenant and removable by Tenant at the expiration of the term hereof, as provided hereunder, or for the interruption of, or damage to Tenant's business or for relocation expenses recoverable against the condemning authority, or for the loss of Tenant's good will. In the event of a partial taking, or a sale, transfer, or conveyance in lieu thereof, which does not result in a termination of this Lease, Landlord shall, to the extent of any funds received from the condemning authority for repair or restoration, promptly restore the Premises substantially to their condition prior to such partial taking and, thereafter, rent shall be abated in the proportion which the square footage of the part of the Premises so made unusable bears to the amount of Rentable Area immediately prior to the taking. No temporary taking of a part of the Premises or of the Building, including parking facilities and interior and adjacent landscaped areas, shall give Tenant any right to terminate this Lease or to any abatement of rent hereunder. Tenant shall have the right to pursue a separate claim against the condemning authority.

     20.  DEFAULT.

          (a) Definition. Any of the following events shall constitute a default under this Lease by Tenant:

               (i) Failure by Tenant to make any payment of rent or other payment required by this Lease on the date when the same is due (after written notice of 2 or more days) and the continuance of such failure for a period of five (5) days;

              (ii) The vacating (except as may be necessary to facilitate the reoccupancy of the Premises for a permitted use pursuant to an assignment or subletting authorized under the terms hereof) or the abandoning (which is deemed to include absence from the Premises for more than thirty (30) days while in default of any material provision of this Lease) of the Premises by Tenant;

             (iii) Except as expressly permitted under this Lease, any attempted conveyance, assignment, mortgage or subletting of this Lease;

              (iv) The making by Tenant of a general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy and the failure of Tenant, or Tenant's trustee-in-bankruptcy (as the case may be) to assume this Lease within sixty (60) days after the date of the filing of the petition, (or within such additional time as the court may fix for cause within such sixty (60) day period), or the rejection of this Lease by Tenant or the trustee of Tenant during such sixty (60) day period; or if this Lease is assumed, then the failure of Tenant or the trustee to comply with the provisions of Section 21(f) hereof; the taking of any action at the corporate level by Tenant to authorize the filing of a petition-in-bankruptcy on behalf of Tenant; the appointment by a court other than a bankruptcy court of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease unless possession is restored to Tenant within thirty
(30) days; in the event this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of Section 21(f)(2) hereof and, thereafter, the Tenant is either adjudicated a bankrupt or files a subsequent Petition for Arrangement under Chapter 11 of the Bankruptcy Code;

               (v) The attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days;

              (vi) The failure by Tenant to observe or perform any covenant, condition, or provision in this Lease not already specifically mentioned in this

Section 20(a), where such failure is material and continues for thirty (30) days after written notice from Landlord notifying Tenant of such failure; provided, however, that if the nature of Tenant's failure is such that more than thirty
(30) days are reasonably required for its cure, then Tenant shall not be in default if it begins such cure within the thirty (30) day period described above and thereafter diligently prosecutes such cure to completion.

             (vii) If Tenant or any guarantor of Tenant's obligations hereunder ("Guarantor") shall be adjudicated insolvent pursuant to the provisions of any present or future insolvency law under the laws of the State of California, or if any proceedings are filed by or against such Guarantor under the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), or any similar provisions of any future federal bankruptcy law, or if a receiver or a trustee of the property of Guarantor shall be appointed under California law by reason of Tenant's or the Guarantor's insolvency or inability to pay its debts as they become due or otherwise; or if any assignment shall be made of Guarantor's property for the benefit of creditors under California law.

          (b) Remedies. In the event of any default by Tenant, Landlord may promptly or at any time thereafter, upon notice and demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach:

               (i) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant:

                    (A) The worth at the time of award of the unpaid rent which had been earned at the time of termination;

                    (B) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss;

                    (C) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss;

                    (D) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to: the cost of recovering possession of the Premises, expenses of reletting (including advertising), brokerage commissions and fees; the cost of putting the Premises in good order, condition and repair, including necessary renovation and alteration of the Premises, reasonable attorney's fees, court costs; the cost of maintaining the Premises; the cost incurred in the appointment of and performance by a receiver to protect the Premises or Landlord's interest under the Lease; the cost of cleanup of any hazardous substance that may have been released in the Premises or the Building by Tenant; and any other reasonable cost.

The "worth at the time of award" of the amounts referred to in subsections (A) and (B) above shall be computed by allowing interest at the rate of 12% per annum. The "worth at the time of award" of the amount referred to in subsection
(C) above shall be computed by discounting such amount at one (1) percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award; or

              (ii) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of California. Landlord shall first attempt to mitigate the damages by using its best efforts to secure a new Tenant. If successful and rent is less, Tenant would be responsible only for the difference.

          (c) Alternative Remedy. Even though Tenant has breached this Lease and abandoned the Premises, at Landlord's option this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all of its rights and remedies hereunder, including the right to recover rent as it comes due under this Lease, and in such event Landlord will permit Tenant to sublet the Premises or to assign his interest in the Lease, or both, with the consent of Landlord, which consent will not unreasonably be withheld provided the proposed assignee or sublessee is reasonably satisfactory to Landlord as to credit and will occupy the Premises for the same purposes specified herein, and such tenancy is not inconsistent with Landlord's commitments to other tenants in the Building. For purposes of this subsection (c), the following shall not constitute a termination of Tenant's right to possession: (i) acts of maintenance or preservation or efforts to relet the Premises; or (ii) the appointment of a receiver under the initiative of Landlord to protect Landlord's interest under this Lease.

          (d) Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other charges due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other charge due from Tenant is not received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, then, at Landlord's election and upon Landlord's demand, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, and in such event the parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment by Tenant. No late charge may be imposed more than once for the same late rental payment. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any other rights and remedies granted to it hereunder.

          (e) Insolvency. In the event of the occurrence of any of the events specified in Section 20(a)(iv), if Landlord shall not choose to exercise, or by law shall not be able to exercise, its rights hereunder to terminate this Lease upon the occurrence of such events, then, in addition to any other rights of Landlord hereunder or by law, (i) Landlord shall not be obligated to provide Tenant with any of the services specified in Section 13, unless Landlord has received compensation in advance for such services, and the parties agree that Landlord's estimate of the compensation required with respect to such services shall control, and (ii) neither Tenant, as debtor-in-possession, nor any trustee or other person (hereinafter collectively called the "Assuming Tenant") shall be entitled to assume this Lease unless, on or before the date of such assumption, the Assuming Tenant (x) cures, or provides adequate assurance that the latter will promptly cure, any existing default under this Lease, (y) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate, Landlord for any pecuniary loss (including, without limitation, reasonable attorneys' fees and disbursements) resulting from such default, and (z) provides adequate assurance of future performance under this Lease, it being covenanted and agreed by the parties that, for such purposes, any cure or compensation shall be effected by the immediate payment of any monetary default of any required compensation, or the immediate correction or bonding of any nonmonetary default; any "adequate assurance" of such cure or compensation shall be effected by the establishment of an escrow fund for the amount at issue or by bonding, and "adequate assurance" of future performance shall be effected by the establishment of an escrow fund for the amount at issue or by bonding, it being covenanted and agreed by Landlord and Tenant and the foregoing provision has a material part of the consideration for this Lease.

     21.  ASSIGNMENT AND SUBLETTING.  See Page 16(a)

          (a) General Prohibition. Tenant shall not assign or transfer this Lease, or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the invitees, agents and servants of Tenant excepted) to occupy or use the Premises, or any portion thereof, or agree to any of the foregoing, except in accordance with subsection (b), below. Neither this Lease nor any interest therein shall be assignable as to the interest of Tenant by operation of law. Tenant shall not pledge, hypothecate or encumber this Lease, or any interest therein, without in each case first obtaining the written consent of Landlord, which consent shall not unreasonably be withheld. Any such assignment, transfer, pledge, hypothecation, encumbrance, sublease or occupation of, or the use of the Premises by any other person without such consent, shall be void. Any consent to any assignment, transfer, pledge, hypothecation, encumbrance, sublease or occupation or use of the Premises by any other person which may be given by Landlord shall not constitute a waiver by Landlord of the provisions of this
Section 21 or a release of Tenant from the full performance by it of the covenants herein contained.

          (b) Consent Procedure. If Tenant desires at any time to assign this Lease or sublet all or any portion of the Premises, Tenant shall comply with the following terms and conditions:


               (1) Tenant shall first notify Landlord at least thirty (30) days prior to the proposed effective date of the assignment or sublease, in writing, of its desire to do so and shall submit in writing to Landlord (1) the name of the proposed sub-tenant or assignee, (2) the nature of the proposed sub-tenant's or assignee's business to be carried on in the Premises, (3) the terms and conditions of the proposed sublease or assignment and (4) financial statements for the two most recent completed fiscal years of the proposed sub-tenant or assignee, and a bank reference. Thereafter, Tenant shall furnish such supplemental information as Landlord may reasonably request concerning the proposed sub-tenant or assignee. At any time within fifteen (15) days after Landlord's receipt of the information specified above, Landlord may by written notice to Tenant elect to (1) consent to the sublease or assignment, or (2) disapprove of the sublease or assignment, setting forth in writing Landlord's commercially reasonable grounds for doing so. Such grounds may include, without limitation, (1) a material increase in the impact upon the Building Services and common areas of the Building or its parking facilities,
(2) a material increase in the demands upon utilities and services supplied by Landlord, (3) a possible material adverse effect upon the reputation of the Building from the identity of the proposed assignee or subtenant, or from the nature of the business to be conducted, (4) that such an assignment or subletting with Landlord's consent may result in the breach of a provision in a lease, deed of trust, security agreement or other financing arrangement by which Landlord is bound, relating to the Building, (5) a reputation for financial reliability on the part of the proposed sub-tenant or assignee which is unsatisfactory in the reasonable judgment of Landlord, (6) that the proposed assignee or subtenant is a branch, agency or office of any federal, state, county, municipal or city governmental or quasi-governmental entity, or that of any foreign government, or their offices, embassies or consuls, or (7) that the proposed assignee or subtenant is then an existing tenant in the Building, and Landlord then has comparable space elsewhere in the Building available to accommodate that existing tenant's needs. If Landlord consents to the sublease or assignment within the fifteen (15) day period, Tenant may thereafter enter into such assignment or sublease of the Premises, or a portion thereof, upon the terms and conditions and as of the effective date set forth in the information furnished by Tenant to Landlord.

               (2) Notwithstanding Landlord having granted its consent to any assignment of subleasing, prior to the effective date of any assignment or the commencement date of any sublease, Landlord shall be furnished with (A) a copy of the fully executed sublease or assignment of lease agreement, and (B) Tenant's written certification of the sums contributed by Tenant, if any, for leasehold improvements to be made (by a contractor approved by Landlord) to the subleased or assigned portion of the Premises (at no cost or expense to Landlord) in connection with said subleasing, and any other reasonable out-of-pocket concessions furnished to such sublessees or assignees by Tenant;

               (3) No sublease of the Premises or portion thereof, or assignment of this Lease, shall be for a period of less than one (1) year, nor shall any sublease extend beyond the expiration date of the term of this Lease;

               (4) No sublease or assignment shall permit the sublessee or assignee to operate or use the Premises, or portion thereof; for any use or uses for which another tenant in the Building has the exclusive right to such use or uses in the Building;

               (5) Tenant shall pay to Landlord, in addition to the Base Rent payable hereunder, the following sums within five (5) business days following the due dates of such sums: (a) fifty percent (50%) of the amount by which (i) the rent payable by such assignee, sublessee or sublessees to Tenant throughout the term exceeds (ii) the rent otherwise payable by Tenant to Landlord under this Lease; plus (b) fifty percent (50%) of all other consideration payable for the assignment or sublease of this Lease including, but not limited to, key money and the purchase price paid by such assignee, sublessee or sublessees for any personal property of Tenant to the extent it exceeds its fair market value. The foregoing is a freely negotiated arrangement between Landlord and Tenant respecting the allocation of appreciated rentals. This covenant shall survive the expiration of the term of this Lease; and

               (6) Any notice by Tenant to Landlord pursuant to this Section 21(b), of a proposed assignment or subletting, shall be accompanied by a payment of $150 as a non-refundable fee for Landlord's time and the processing of Tenant's request for Landlord's consent. In addition to said fee, Tenant shall reimburse Landlord for reasonable attorney's fees incurred by Landlord, if any, in connection with such review and the preparation of documents in connection therewith, in an amount not to exceed $500.00.

          (c) Assumption of Liability. Each permitted assignee, transferee or sublessee, other than Landlord, shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent and for the due performance or satisfaction of all of the provisions, covenants, conditions and agreements herein contained on Tenant's part to be performed or satisfied. No permitted assignment or sublease shall be binding on Landlord unless such assignee, sublessee or Tenant shall deliver to Landlord a counterpart of such assignment or sublease which contains a covenant of assumption by the assignee or sublessee, but the failure or refusal of the assignee or sublessee to execute such instrument of assumption shall not release or discharge the assignee or sublessee from its liability as set forth above.

          (d) Indirect Transfers. If Tenant is a partnership, a transfer of any interest of a general partner, a withdrawal of any general partner from the partnership, or the dissolution of the partnership, shall be deemed to be an assignment of this Lease.

          (e) Public Companies. If Tenant is a corporation, unless Tenant is a public corporation, viz., whose stock is regularly traded on a national stock exchange, or is regularly traded in the over-the-counter market and quoted on NASDAQ, any dissolution, merger, consolidation, or other reorganization of Tenant or sale or other transfer of a percentage of capital stock of Tenant which results in a change of controlling persons, or the sale or other transfer of substantially all of the assets of Tenant, shall be deemed to be an assignment of this Lease.

          (f) Bankruptcy. (1) In the event that Tenant shall file a petition, or an order for relief is entered against the Tenant, under Chapter 7, 9, 11 or 13 of the Bankruptcy Code (11 USC Section 101 et seq.) (the "Bankruptcy Code"), and the trustee of Tenant shall elect to assume this Lease for the purpose of assigning the same, such assumption and/or assignment may only be made if all of the terms and conditions of subsections (2) and (3) hereof are satisfied. If such trustee or debtor-in-possession, as the case may require, shall fail to elect to assume this Lease within sixty (60) days after such trustee of Tenant shall have been appointed, or the date of filing of the petition, as the case may be, this Lease shall be deemed to have been rejected. Landlord shall thereupon immediately be entitled to possession of the Premises without further obligation to the Tenant or Tenant's trustee in bankruptcy, and this Lease shall be cancelled, but Landlord's right to be compensated for damages in such bankruptcy proceeding shall survive such cancellation.

               (2) No election to assume this Lease shall be effective unless in writing and addressed to Landlord and unless, in the Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, have been satisfied:

                    (A) The trustee or the debtor-in-possession has cured or has provided Landlord "adequate assurance" (as defined hereunder) that:

                         (i) within ten (10) days from the date of such
assumption, the trustee (or debtor-in-possession) will cure all monetary defaults under this Lease; and

                        (ii) within thirty (30) days from the date of such assumption, the trustee (or debtor-in-possession) will cure all nonmonetary defaults under this Lease.

                    (B) The trustee or the debtor-in-possession has compensated, or has provided to Landlord adequate assurance that within ten (10) days from the date of assumption Landlord will be compensated, for any pecuniary loss incurred by Landlord arising from the default of the Tenant, the trustee, or the debtor-in-possession, as recited in Landlord's written statement of pecuniary loss sent to the trustee or debtor-in-possession;

                    (C) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under the Lease; provided, however, that:

                         (i) The trustee or debtor-in-possession shall also
deposit with Landlord, as security for the timely payment of rent, an amount equal to three (3) months' of the then current Base Rent and other monetary charges accruing under this Lease; and


                        (ii) The obligations imposed upon the trustee or debtor-in-possession shall continue with respect to Tenant after the completion of bankruptcy proceedings.

                    (D) Landlord has determined that the assumption of the Lease will not:

                         (i) Breach any provision in any other lease, mortgage,
financing agreement or other agreement by which Landlord is bound relating to the Building; or

                        (ii) Disrupt, in Landlord's judgment, the reputation and profitability of the Building.

                    (E) For purposes of this subsection (2), "adequate assurance" shall mean:

                         (i) Landlord shall determine that the trustee or the
debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or debtor-in-possession will have sufficient funds to fulfill the obligations of Tenant under this Lease; and

                        (ii) An order shall have been entered segregating sufficient cash payable to Landlord and/or there shall have been granted a valid and perfected first lien and security interest in property of the Tenant, trustee or debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or debtor-in-possession to cure the monetary and/or nonmonetary defaults under this Lease within the time periods set forth above.

               (3) If the Trustee or debtor-in-possession has assumed the Lease pursuant to the terms and provisions of subsections (1) and (2) herein, for the purpose of assigning (or election to assign) the Tenant's interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided "adequate assurance" (as defined in this subsection (3)) of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. For purposes of this Section, adequate assurance of future performance shall mean that Landlord shall have ascertained that each of the following conditions has been satisfied:

                    (A) The assignee has submitted a current financial statement audited by a Certified Public Accountant which shows a net worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of the Tenant's obligations under this Lease;

                    (B) If requested by Landlord, the assignee shall have

obtained guarantees in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's standards of creditworthiness;

                    (C) Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to enable Landlord to permit such assignment;

                    (D) This assignee has deposited an adequate security deposit with Landlord; and

                    (E) The assignee has demonstrated that its intended use of the Premises is consistent with the terms of this Lease and will not diminish the reputation of the Building, or violate any "exclusive" which has been granted to another tenant in the Building.

               (4) When, pursuant to the Bankruptcy Code, the trustee or debtor-in- possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises or any portion thereof, such charges shall not be less than the then current Base Rent as defined in this Lease and other monetary obligations of Tenant.

               (5) Neither Tenant's interest in the Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of the Tenant ("state law") unless Landlord shall consent to such transfer in writing. No acceptance by

Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive the need to obtain Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

               (6) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

          (g) Tenant's Acknowledgment. Tenant expressly acknowledges that the limitations and restrictions on its right to assign this Lease or to sublet the Premises, as set forth in this Section 21, are a part of the economic terms of this Lease that were expressly bargained for at the time this Lease was entered into by Landlord and Tenant.

     22.  SUBORDINATION. This Lease is subject and subordinate to all ground or underlying leases, mortgages, and deeds of trust which now affect the Premises, the Building and the real property of which it is a part, and to all renewals, modifications, consolidations, replacements, and extensions thereof. If the lessor under any such lease or the holder or holders of any such mortgage or deed of trust shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees promptly to execute, acknowledge, and deliver any and all documents or instruments which Landlord or such lessor, holder, or holders deem necessary or desirable for purposes thereof. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, the Building and the real property of which it is a part, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof. Tenant agrees, within ten (10) days after Landlord's written request therefor, to execute, acknowledge, and deliver any and all documents or instruments requested by Landlord, or that are necessary or proper to assure the subordination of this Lease to any such mortgages, deeds of trust, or leasehold estates; provided, however, that the foregoing provisions with respect to such election of subordination by Landlord shall not be effective unless the owner or holder of any such mortgage, deed of trust, or the lessor under any such leasehold estate shall execute with Tenant a nondisturbance agreement under which such owner, holder, or lessor shall agree, in the event of termination of such leasehold estate or upon the foreclosure of any such mortgage or deed of trust, that Tenant's quiet enjoyment of the Premises will not be disturbed so long as Tenant pays rent and observes and perform all of the provisions of this Lease to be observed and performed by Tenant. Tenant's failure to deliver such a document or instrument of subordination within such ten (10) day period shall, at the option of Landlord, constitute a material breach or default under this Lease. Notwithstanding anything to the contrary set forth in this Section 22, Tenant hereby attorns and agrees to attorn to any person, firm, or corporation purchasing or otherwise acquiring the Building and the real property of which it is a part, at any sale or other proceeding or pursuant to the exercise of any other rights, powers, or remedies under such mortgages, or deeds of trust, or ground or underlying leases, at their option, as if such person, firm, or corporation had been named as Landlord herein; it being intended hereby that if this Lease is terminated, cut off, or otherwise defeated by reason of any act or actions by the owner or holder of any such mortgage or deed of trust or the lessor under any such leasehold estate, then, at the option of any such person, firm, or corporation so purchasing or otherwise acquiring the Building and the real property of which it is a part, this Lease shall continue in full force and effect. If Tenant does not execute such subordinate document required by this Section 22, Tenant hereby appoints Landlord the attorney-in-fact of Tenant, irrevocably, to execute and deliver any documents provided for herein for and in the name of Tenant; such power, being coupled with an interest, being irrevocable.

     23.  ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

          (a) Estoppel Certificates. Tenant shall at any time and from time to time, upon not less than ten (10) days' prior written notice from Landlord, execute, acknowledge, and deliver to Landlord a statement in writing certifying, affirming or confirming certain information including, without limitation, that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental, the security deposit, if any, and other charges, if any, are paid in advance, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events, or conditions, if any are claimed. Such statement may also include an acknowledgment by Tenant that any purported cancellation of this Lease, reduction in its effective rate of rent, shortening of its term or extension of its term at a reduced effective rate of rent, shall not be binding upon any encumbrancer or any other person, firm or corporation, acquiring the Building and/or the real property of which it is a part, at any sale or other proceedings, or pursuant to the exercise of any other rights, powers or remedies under any mortgages or deeds of trust, without said encumbrancer's prior written consent. It is expressly understood and agreed that any prospective purchaser or encumbrancer of all or any portion of the Building or of the real property of which it is a part shall be entitled to rely upon any such statement. Tenant's failure to deliver such statement within such time shall, at the option of Landlord, constitute a material breach or default under this Lease. If such option is not so exercised by Landlord (and despite any later delivery by Tenant of such statement), Tenant's failure to deliver same in a timely manner shall be conclusive upon Tenant that (i) this Lease is in full force and effect without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance; and (iii) not more than two (2) months' rental has been paid in advance. If Tenant fails to deliver the certificate within ten (10) days, Tenant irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the certificate to a third party.

          (b) Financial Statements. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall furnish Landlord from time to time (but no more often than annually) within ten (10) days after Landlord's written request, with financial statements reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease will be true, correct and complete in all respects, and Landlord represents and warrants that (unless Tenant is a company whose financial status is a matter of public record) it will treat said information with confidentiality, except that Landlord shall be entitled to disclose such information to its lenders, insurance carriers and prospective purchasers of the real property of which the Premises are a part.

     24. INTEREST ON PAST DUE OBLIGATIONS. Except as otherwise expressly provided in this Lease, any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the highest rate then allowed under the usury laws of the State of California from the date due until the date paid.


     25. SALE OR TRANSFER BY LANDLORD. In the event of any transfer or transfers of Landlord's interest in the Premises, other than a transfer for security purposes only, the transferor shall automatically be relieved of any and all obligations and liabilities on the part of the Landlord accruing from and after the date of such transfer; provided, however, that any funds in the hands of Landlord in which Tenant has an interest, at the time of such transfer, shall be turned over to the transferee and upon such transfer, Landlord shall be discharged from any further liability with reference to such funds. The covenants and obligations of Landlord contained in this Lease shall be binding upon Landlord, its successors and assigns only during their respective periods of ownership. Tenant agrees to look solely to Landlord's interest in the Building and the real property of which it is a part (or the proceeds thereof) for the satisfaction of any remedy of Tenant, for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord shall be subject to levy, execution, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use or occupancy of the Premises. If such property or assets are insufficient for the payment of any judgment, Tenant will not institute any further action, suit, claim or demand, in law or in equity, against Landlord for or on account of such deficiency. The term "Landlord" for the purposes of this
Section 25 shall include any and all partners, general and limited, if any, which comprise Landlord.

     26.  LANDLORD'S AND LENDERS' RIGHT TO CURE DEFAULTS.

          (a) Landlord's Right to Cure. All covenants and agreements to be performed by Tenant under any of the terms of the Lease shall be at its sole cost and expense and, except as otherwise specifically provided herein, without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving any rights of Landlord or releasing Tenant from any obligations of Tenant hereunder, make such payment or perform such other act at Tenant's cost. All sums so paid by Landlord and all such necessary incidental costs together with interest thereon from the date of such payment by Landlord in connection with the performance of any such act by Landlord shall be considered rent hereunder. Except as otherwise in this Lease expressly provided, such rent shall be payable to Landlord on demand, or at the option of Landlord, in such installments as Landlord may elect and may be added to any other rent then due or thereafter becoming due under this Lease, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of any other rent due hereunder.


          (b) Landlord's Right to Notice. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation for thirty
(30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute or pursue the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default, and Tenant's remedies shall be limited to damages or an injunction.

          (c) Lender's Right to Cure and Notice. Should Landlord fail to observe or perform any of the covenants or conditions contained in the Lease, before taking any action asserting the right (if any) to terminate this Lease, Tenant shall give written notice to all beneficiaries of deeds of trust recorded against the real property of which the Premises are a part, setting forth the nature of Landlord's default. Such lenders shall have a reasonable period of time to cure the default and perform any act which may be necessary to prevent the forfeiture of the Lease. All payments made, and all acts performed by such lenders in order to cure shall be effective to prevent a forfeiture of the rights of Landlord under this Lease and a termination of this Lease as if the payments and acts were performed by Landlord instead of by the lenders. If the lenders cannot reasonably take the action required to cure Landlord's default without foreclosing Landlord's interest and being in possession of the Building, the time within which the default must be cured to avoid a termination or forfeiture of the Lease shall be extended to include the period of time required for such lenders to obtain possession and to effect a cure with due diligence if such lender gives Tenant a written agreement to cure the default. In the absence of the lenders' express written consent, such an agreement by the lenders shall not be considered an assumption by the lenders of Landlord's other obligations under the Lease and Landlord shall remain solely liable for the performance of all terms, covenants and conditions of the Lease both prior and subsequent to the lenders' exercise of any right to cure or related remedy. A lender's exercise of any right to cure or related remedy shall not in any way constitute a cure or waiver of a breach or default under the note, deed of trust, or any other instrument given as security.

     27.  WAIVER.

          (a) No delay or omission in the exercise of any right or remedy by either party to this Lease on the occurrence of any default by the other party to this Lease shall impair such a right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular rent payment involved. No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by either party of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

          (b) No acceptance by Landlord of a lesser sum than the Base Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided. The deliver of keys to any employee of Landlord or to an agent of Landlord or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

     28. FORCE MAJEURE. Except as provided in Section 3(b) of this Lease, whenever a day is appointed herein on which, or a period of time is appointed within which, either party hereto is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days on or during which such party is prevented from, or is unreasonably interfered with, the doing or completion of such act, matter or thing because of strikes, lock-outs, embargoes, unavailability of labor or materials, wars, insurrections, rebellions, civil disorder, declaration of national emergencies, acts of God, or other causes beyond such party's reasonable control (financial inability excepted); provided, however, and nothing contained in this Section 28 shall excuse Tenant from the prompt payment of any rental or other charge required of Tenant hereunder.

     29.  PARKING.

          (a) Tenant's Allocation. Landlord has allocated to Tenant (and/or Tenant's subtenants) the right to park in the parking facilities the number of automobiles set forth in Section 1(i) hereof. Tenant shall timely pay to Landlord (or Landlord's designated operator of the parking facilities), as additional rent, the customary parking charges and validation fees as may from time to time be charged by Landlord, or Landlord's concessionaire for all parking spaces. Tenant shall have the right to reduce its allocation of parking spaces, from time to time, thereby entitling Tenant to a corresponding reduction of the parking charges. Should the allocation be so reduced and, thereafter, should Tenant request an increase in its allocation of parking spaces, Landlord shall be obligated to provide the same only upon a space available basis.

          (b) Landlord's Control. Landlord, at all times, shall have sole and exclusive control over the parking of automobiles in the parking facilities. Landlord may at any time exclude any person from the use and occupancy thereof except those persons using the parking facilities in accordance with the written consent of Landlord and in accordance with all regulations established by Landlord from time to time. Tenant agrees that Landlord assumes no responsibility of any kind whatsoever in reference to said automobile parking facilities or the use thereof by Tenant, its employees, agents or invitees, or by anyone else. Landlord may, at any time, and from time to time, limit access to the parking facilities by means of attendants and/or other devices, and make other changes in the layout and operation of the parking facilities including, without limiting the generality of the foregoing, changes in locations of entrances, exits, driveways and parking spaces, and changes in the direction of traffic flow. No delay or failure by Landlord to enforce its parking rules and regulations or its other rights hereunder, and no waiver by Landlord of any breach thereof, shall be deemed to be a waiver of any succeeding breach or prevent any subsequent or other enforcement thereof by Landlord.

          (c) Transportation Programs. Tenant agrees that it will use its best efforts to cooperate with, including registration and attendance in, programs to reduce traffic which may be undertaken by Landlord independently or in cooperation with local municipalities or governmental agencies, or other property owners in the vicinity of the Building. Such programs may include, but shall not be limited to, car pools, van pools and other ride sharing programs, public and private transit, flexible work hours, preferential assigned parking programs and registrar programs to coordinate tenants of the Building with existing or proposed traffic mitigation programs. Tenant acknowledges that as a part of this program, Tenant may be required to distribute employee transportation information at the Commencement Date, participate in annual employee transportation surveys, allow employees to participate in commuter activities, designate a liaison for commuter transportation related activities, distribute commuter information to all employees prior to relocation and to new employees when hired, and otherwise participate in other programs or services initiated under the transportation management program. Landlord shall have the right to adopt, and Tenant agrees to abide by, reasonable rules and regulations that Landlord, in its discretion, deems appropriate and necessary to implement such programs.

     30.  SURRENDER OF PREMISES.

          (a) No Merger. The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination thereof, shall not work a merger, and shall at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the Premises.

          (b) Tenant's Duties. Upon the expiration or any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as the same are now in now, or, hereafter may be improved by Landlord or Tenant, excepting reasonable wear and tear, repairs which are Landlord's obligation, and insured casualties. Without expense to Landlord, Tenant shall remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, moveable partitioning and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to it, and Tenant shall repair all damage to the Premises resulting from such removal.

          (c) Abandoned Property. Any property of Tenant not removed by Tenant upon the expiration of the term of this Lease (or within forty-eight (48) hours after a termination or re-entry by Landlord pursuant to Section 20 hereof) shall be considered abandoned. Landlord shall give Tenant notice of its right to reclaim abandoned property pursuant to California Civil Code Section 1980 et. seq., and may, thereafter, remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant. Tenant hereby grants to Landlord a security interest in said abandoned property in the event it is not reclaimed within the statutory period. If Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such time and places as Landlord, in its sole discretion, may deem proper without notice to or demand upon Tenant, and shall apply the proceeds of such sale: first, to the costs and expenses of such sale, including reasonable attorneys' fees actually incurred; second, to the payment of the costs for the removal and storing of any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

          (d) Tenant Improvements. All improvements, alterations, additions, fixed partitions and/or appurtenances attached to or built into the Premises prior to or during the term hereof, whether by Landlord at its expense or at the expense of Tenant or both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the term hereof unless such removal is required by Landlord pursuant to written notice to Tenant given at least thirty
(30) days prior to the expiration or sooner termination of the term of this Lease. Such improvements, fixtures, equipment, alterations, additions, fixed partitions and/or appurtenances shall include but not be limited to: All floor coverings, drapes, paneling, molding, doors, vaults (exclusive of vault doors), plumbing systems, electrical systems, lighting systems, silencing equipment, all fixtures and outlets for the systems mentioned above and for all ratio, telecommunication, telegraph and television purposes, and any special flooring or ceiling installations.

          (e) Notice. Tenant shall, at least ninety (90) days before the last day of the term hereof, give to Landlord a written notice of intention to surrender the Premises on or before that date, but nothing contained herein shall be construed as an extension of the term hereof or as consent of Landlord to any holding over by Tenant.

     31. RELOCATION. If the Rentable Area of the Premises as set forth in Section l(a) hereof contains an area of 3,500 square feet or less of Rentable Area, Landlord shall have the right one time only after the first year of the term hereof, upon giving Tenant not less than sixty (60) days' prior written notice, to provide and furnish Tenant with space elsewhere in the Building of approximately the same Rentable Area as the Premises and remove and place Tenant in such space, with Landlord to pay all reasonable costs and expenses incurred as a result of such relocation of Tenant. Should Tenant refuse to permit Landlord to move Tenant to such new space at the end of said sixty (60) day period, Landlord shall have the right to cancel and terminate this Lease effective up to ninety (90) days from the date of original notification by Landlord. If Landlord moves Tenant to such new space, this Lease and each and all of its terms, covenants, and conditions shall remain in full force and effect and be deemed applicable to such new space, and such new space shall thereafter be deemed to be the "Premises" as though Landlord and Tenant had entered into an express written amendment of this Lease with respect thereto.

     32. HAZARDOUS WASTE. Landlord and Tenant agree as follows with respect to the existence or use of "Hazardous Material" (as defined in Subsection (d) of this Section 32) on the Premises or in the Building:

          (a) Prohibition. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises or the Building by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord. If Tenant breaches the obligations stated in the preceding sentence, or if the Presence of Hazardous Material on the Premises or the Building caused or permitted by Tenant results in contamination of the Premises or the Building, or if contamination of the Premises or the Building by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then, Tenant shall indemnify, hold Landlord harmless, and defend Landlord (with counsel reasonably acceptable to Landlord) from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises or the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Building, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises or the Building. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises or the Building caused or permitted by Tenant results in any contamination of the Premises or the Building. Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or the Building to the condition existing prior to the introduction of any such Hazardous Material to the Premises or the Building; provided that Landlord's approval of such actions shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Building.

          (b) Compliance Costs. Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with laws relating to Hazardous Material which are not the responsibility of Landlord or the responsibility of Tenant pursuant to Subsection 32(a), including the following: (i) Hazardous Material present in the soil or ground water; (ii) a change in Laws which relate to Hazardous Material which make such Hazardous Material which is present on the Premises or in the Building as of the Commencement Date, whether known or unknown to Landlord, a violation of such new laws; (iii) Hazardous Material that migrates, flows, percolates, diffuses or in any way moves on to or under the land; (iv) Hazardous Material present on or under the land or in the Building as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the land or in the Building by other lessees of the Building or their agents, employees, contractors or invitees, or by others.

          (c) Assignment. It is understood that under no circumstances shall Landlord consent to any proposed assignment or sublease if (i) the assignee or sublessee's anticipated use of the demised Premises involves the generation, storage, use, treatment or disposal of Hazardous Material; (ii) the proposed assignee or sublessee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such assignee or sublessee's actions or use of the property in question; or (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material.

          (d) Definition. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," "hazardous substance," or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "hazardous. substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances),
(v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), or (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42

U.S.C. Section 9601).

          (e) Asbestos. The fire-proofing materials applied to certain structural members in the Building (which structural members are primarily located above the ceiling, behind the drywall, and behind the drywalled beams within the air handling and telephone closets of the Building) contain asbestos. Landlord in the process of conducting encapsulation and abatement procedures in order to confine the locations of asbestos and the release of asbestos fibers within the Building. In order to preserve the air quality of the Premises, Landlord has established, and from time to time may modify, rules and regulations governing the manner in which alterations and improvements are to be undertaken in the areas where such fire-proofing is located. Tenants shall comply with all such rules and regulations established by Landlord. If any governmental entity promulgates or revises a statute, ordinance, code or regulation, or imposes mandatory or voluntary controls or guidelines with respect to such asbestos fire-proofing, or if Landlord is required or elects to make alterations to or to remove the asbestos fireproofing, Landlord may, in its sole discretion, make such alterations or remove such asbestos fire-proofing and neither the making of such alterations, nor the removal of all or a portion of such asbestos fire-proofing shall, in any event, entitle Tenant to any damages, relieve Tenant of the obligation to pay any sums due hereunder or constitute or be construed as a constructive or other eviction of Tenant. This subsection is intended to serve as notice regarding asbestos on the Premises in compliance with all relevant or applicable laws, codes, regulations and ordinances, including, but not limited to, the notice requirements of Section 25359.7 of the California Health and Safety Code, in the event that such section is deemed to apply to the possible release of asbestos within the Premises. The asbestos has been removed from the Premises.

     33.  MISCELLANEOUS.

          (a) Invalidity. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair, or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

          (b) Attorneys' Fees. In the event of any litigation between Tenant and Landlord, to enforce any provision of this Lease or any right of either party hereto, or to secure a judicial determination of any right or obligation of either party hereto, the unsuccessful party in such litigation shall pay to the successful party all costs and expenses, including reasonable attorneys' fees, incurred therein. Moreover, if either party hereto without fault is made a party to any litigation instituted by or against any other party to this Lease, such other party shall indemnify Landlord or Tenant, as the case may be, against and save it harmless from all costs and expenses, including reasonable attorneys' fees, incurred by it in connection therewith.

          (c) Time Is of the Essence. Each of Tenant's covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease, and the strict performance of each shall be a condition precedent to Tenant's right to remain in possession of the Premises or to have this Lease continue in effect.

          (d) Rent Control. If the amount of rent or any other payment due under this Lease violates the terms of any governmental restrictions on such rent or payment, then the rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

          (e) Joint and Several Liability. The obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms, or corporations of which Tenant may be composed. The act of or notice from, or refund to, or the signature of any one or more of such persons, firms, or corporations of which Tenant may be composed, with respect to the tenancy or this Lease including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of said persons, firms or corporations executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such refund or so signed.

          (f) Amendments. This Lease and the exhibits and any rider or addendum attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or supplemented except by an agreement in writing signed by the parties hereto or their successors in interest.

          (g) No Option or Offer. The submission of this Lease by Landlord, its agent, or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant, it being intended hereby that this lease shall only become effective upon the execution hereof by Landlord and delivery of a fully executed counterpart hereof to Tenant.

          (h) Rules and Regulations. Tenant shall observe faithfully and comply strictly with the Rules and Regulations set forth in Exhibit "C", attached hereto and incorporated by reference herein, and such other Rules and Regulations, modifications or amendments thereto, as Landlord may from time to time reasonably adopt for the safety, care, and cleanliness of the Building, including the parking facilities and both interior and adjacent landscaped areas, for the preservation of good order therein. Failure by Tenant to comply, strictly, with the Rules and Regulations, at the option of Landlord, shall constitute a material default under this Lease. Landlord shall not be liable to Tenant for violation or non-performance of any such Rules and Regulations or, for that matter, for the breach of any covenant or condition in any lease, by any other tenant or occupant of the Building. Notwithstanding, Landlord agrees to enforce the Rules and Regulations without discrimination among all tenants similarly affected. If there is a conflict between the Rules and Regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail.

          (i) California Law. This Lease shall be interpreted and enforced in accordance with the laws of the State of California, which shall apply in all respects, including statutes of limitation, to any disputes or controversies arising out of or pertaining to this Lease.

          (j) Quiet Enjoyment. Upon Tenant's paying the Base Rent and other sums provided hereunder, and observing and performing all of the covenants, conditions, and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease.

          (k) Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions, and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

          (l) Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, return receipt requested, addressed to Tenant or to Landlord at the addresses provided in Section 1(g) hereof. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices to be given to Landlord hereunder shall be concurrently, transmitted by Tenant to any other party hereafter designated by notice from Landlord to Tenant. It is understood and agreed that if there be at an, time more than one person, partner, and/or corporation which is the Tenant under this Lease, all such persons, partners and/or corporations shall designate in writing an agent to act as their representative hereunder and as Tenant for purposes of serving or receiving notices, delivery of any documents, paying rent, and any and all other purposes under this Lease. The acts of such agent shall be binding and conclusive upon all such persons, partners and/or corporations that comprise the Tenant hereunder. If, within thirty (30) days after such time as there shall be more than one such person, partner and/or corporation, and such persons, partners and/or corporation do not give written notice to Landlord designating an agent, Landlord may treat and regard any one of such persons, partners and/or corporations as such agent, who shall be deemed to be such agent until such time as Landlord shall receive written notice signed by all such persons, partners and/or corporations, appointing a different agent to represent all such persons, partners and/or corporations as the Tenant hereunder.

          (m) Brokers. In connection with this Lease, Tenant warrants and represents that it has had dealings only with Landlord's leasing agents, and that it knows of no other person who is or might be entitled to a commission, finder's fee, or other like payment in connection herewith, and does hereby indemnify and agree to hold Landlord harmless from and against any and all loss, liability, and expenses that Landlord may incur should such warranty and representation prove incorrect.


          (n) Lawful Tender. Base Rent and all other sums payable under this Lease, must be paid in lawful money of the United States of America.

          (o) Construction. The text of this Lease shall be construed, in all respects, according to its fair meaning, and not strictly for or against either Landlord or Tenant. The section captions contained in this Lease are for convenience and do not in any way limit or amplify any term or provision of this Lease and shall have no affect on its interpretation. The terms "Landlord" and "Tenant" as used herein shall include the plural as well as the singular, and the neuter shall include the masculine and feminine genders.

          (p) Corporate Resolution. If Tenant is a corporation, Tenant shall, if so requested by Landlord, deliver to Landlord upon execution of this

Lease a certified copy of a resolution of its board of directors authorizing the execution of this Lease and naming the officers that are authorized to execute this Lease on behalf of the corporation.

          (q) Memorandum of Lease. This Lease shall not be recorded, except that if Landlord requests Tenant to do so, the parties shall execute a memorandum of this Lease in recordable form and Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately on Landlord's request, a quitclaim deed to the Premises, in recordable form, designating Landlord as transferee. All expenses incurred shall be borne by the party requesting recordation of Memorandum of Lease.

          (r) Consent. Except for matters which could have an adverse effect on the Building's HVAC system, plumbing system, electrical system, life-safety systems, elevators, or which could affect the exterior appearance of the Building, anytime the consent of Landlord or Tenant is required, such consent shall not unreasonably be withheld or delayed. Whenever the Lease grants the Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

Video Broadcasting Corporation   COPPERFIELD INVESTMENT & DEVELOPMENT COMPANY, a
Delaware Corporation             a California Corporation

/s/ J. Graeme McWhirter          By: /s/ Daniel Lai
------------------------------   ------------------------------------------
    EXECUTIVE VICE PRESIDENT         Daniel Lai, President
    7/22/94           "Tenant"                                   "Landlord"

                               ADDENDUM TO LEASE

THIS ADDENDUM TO LEASE is executed concurrently with and is made a part of that certain Lease dated May 5, 1994 by and between COPPERFIELD INVESTMENT AND DEVELOPMENT COMPANY, a California Corporation (Landlord) and VIDEO BROADCASTING CORPORATION, a Delaware Corporation (Tenant) and attached hereto.

34. Landlord hereby acknowledges the sum of $2,011.20 on file as security deposit applicable to existing Lease for Suite 1506. Tenant will pay Landlord the sum of $238.80 upon Lease execution bringing the total security deposit to $2,250.00.

35. Tenant shall have the option to extend the term of the Lease for a period of Three (3) years commencing upon expiration of this Lease provided Tenant gives Landlord written notice of its intent to exercise the Option at least 90 days prior to the expiration of the initial term of the Lease. The Option may not be exercised or assigned should any default exist as specified in Paragraph 20 of the Lease. Any such default would require to be remedied prior to exercise or assignment of the Option. The base rent for the Option period would be the rent being asked by Landlord, for comparable space in the building, at the time the Option is exercised. If Tenant does not exercise the Option in a timely manner, as set forth in this paragraph, the Option shall become null and void.

36. Tenant will be solely responsible for all costs associated with the moving process.

37. Upon commencement of this Lease, the Lease dated July 15, 1989 shall become null and void. Notwithstanding such termination of Lease, any monetary sums, if any, due prior to termination of Lease shall become immediately payable.


TENANT                                  LANDLORD

VIDEO BROADCASTING CORPORATION          COPPERFIELD INVESTMENT &
a Delaware Corporation                  DEVELOPMENT COMPANY, A
                                        California Corporation


/s/ J. Graeme McWhirter                 By: /s/ Daniel Lai
------------------------------             -----------------------------
    EXECUTIVE VICE PRESIDENT                Daniel Lai, President




Date:  7/22/94

                                  [GRAPHIC]

                          Suite 1205 on the 12th Floor
                          consisting of approximately

                            1500 Rentable and 1,286
                               Usable square feet


The exterior demising walls of the Premises and the area between the finished ceiling of the Premises and the slab of the floor of the Building thereabove have not been demised hereby, and the use hereof together with the right to install, maintain, use, repair, and replace pipes, ducts, conduits and wires leading through, under or above the Premises in locations which will not materially interfere with Tenant's use of the Premises and serving other parts of the Building, are hereby excepted and reserved by Landlord.

                                  EXHIBIT "A"

                                   [GRAPHIC]

The exterior demising wall of the Premises and the area between the finished ceiling of the Premises and the slab of the floor of the Building thereabove have not been demised hereby, and the use hereof together with the right to install, maintain, use, repair, and replace pipes, ducts, conduits and wires leading through, under or above the Premises in locations which will not materially interfere with Tenant's use of the Premises and serving other parts of the Building, are hereby excepted and reserved by Landlord.

                                  EXHIBIT "A"

                                  EXHIBIT "B"

                              CONSTRUCTION EXHIBIT
                                 (Work Letter)

     1. Landlord Improvements.

          A. Landlord has constructed the Building shell, including: telephone conduit and electricity brought to a main distribution panel room on each floor level, but not distributed; main line heating and air conditioning system brought to each floor level, but not distributed; ventilation air stubbed at elevator shaft on each floor level, but not distributed; the slab floor; water and waste pipes brought to a main distribution point on each floor level, but not distributed; exterior Building walls and glass with exposed framing on interior side without insulation or wall coverings; public restrooms, corridors and lobbies; and fire sprinkler main supply stubbed at the Premises, but not distributed, if and where it is required by the building code for the Building shell development ("Landlord Improvements"). Distribution of some, but not all, of the foregoing items is provided in Tenant Standard Improvements. All improvements to the Premises (as defined in this Lease) not included in Landlord Improvements shall be defined as "Tenant Improvements."

          B. The parties acknowledge that any plans of the Premises, shown to

Tenant prior to completion of construction of the Premises, shall not be deemed a representation by Landlord that the Premises will be constructed in every detail as indicated thereon. Landlord reserves the right to make changes and modifications during the course of construction.

     2.  Tenant Standard Improvements Provided by Landlord.

          Subject to Section 6 below, Landlord shall provide certain improvements in the Premises ("Tenant Standard Improvements") at Landlord's expense. The Tenant Standard Improvements shall include partitions, doors, ceilings, standard paint, window coverings and carpeting, heating and air conditioning, electrical outlets, lighting fixtures and wall switches, telephone outlets and related hardware.

     3.  Tenant Improvements, Space Planning and Final Plans.

          A. Unless already accomplished, within three (3) business days after execution of this Lease, Tenant shall meet with Landlord's space planner and shall cooperate with Landlord and Landlord's space planner to produce a complete and approved space plan within ten (10) business days from the date of execution of this Lease. Within five (5) business days after completion and approval of the space plan, Tenant shall submit to Landlord's space planner sufficient information (including, but not limited to, electrical and telephone outlet specifications, ceiling heights and type, flooring types, door swings, wall openings, mechanical outlets and lighting systems) to allow Landlord's space planner to prepare working plans. Within fifteen (15) business days after completion and approval of the space plan, Tenant shall submit to Landlord's space planner all material and finish specifications to allow Landlord's space planner to complete the Final Plans (as hereinafter defined) which shall be submitted to and approved by Landlord within twenty (20) business days of completion and approval of the space plan.

          B. Landlord shall contribute an amount not to exceed $ n/a per square foot of usable area for the cost of space planning by the space planner made available by Landlord. Costs of space planning in excess of Landlord's contribution shall be paid to Landlord's space planner by Tenant upon Landlord's approval of final plans and specifications and working drawings, including mechanical and electrical plans, for Tenant Improvements ("Final Plans"). For purposes of this Construction Exhibit only, the usable area of the Premises shall be computed by measuring square footage from the interior surface of all demising walls to the interior surface of permanent outer Building walls, less space occupied by columns and other permanent penetrations from the floor.

     4.  Improvements Provided at Tenant's Expense

          A. Landlord shall furnish to the Premises, at Tenant's sole cost and expense, Tenant's identification sign, and oversized telephone conduit for


                                  Exhibit "B"
                                  Page 1 of 3
telephones and telephone equipment backboards and energy management systems. Tenant shall pay Landlord for the cost of the foregoing within ten (10) days after taking occupancy of the Premises.

          B. All Tenant Improvements constructed in the Premises which are "overstandard," or, in addition to Tenant Standard Improvements, shall be subject to approval by Landlord, and the cost therefor, including a ten percent (10%) mark-up to Landlord's general contractor, shall be paid by Tenant. Ordinarily, there will be no charge for Landlord's supervision and overhead. However, any unusual overstandard items may, in Landlord's reasonable discretion, require a fee payable to Landlord for supervision and overhead should they involve extraordinary supervision responsibilities on the part of Landlord. Unless otherwise agreed in writing, Tenant shall pay Landlord for the cost of overstandard improvements, including general contractor's markup, as aforesaid, within ten (10) days after taking occupancy of the Premises.

          C. In the event, with Landlord's prior written approval, such approval not to be unreasonably withheld or delayed, Tenant elects to use its own contractors for any work, then, Tenant shall notify Landlord in writing ten (10) days prior to the commencement of any work as to name, telephone number and responsible party for each and every such contractor. Tenant shall also provide Landlord with the appropriate insurance certificates covering liability of Tenant's contractors and indemnifying Landlord. Tenant shall make necessary arrangements to pay for any costs for hoisting, cleanup, trash removal, field supervision, ordering of materials, damage to Building or Landlord's work, and other items which Tenant's contractors may cause to be done during the course of their work. Landlord shall be entitled to a fee for supervision equal to five percent (5%) of the cost of work performed by Tenant's contractors, including contractor's profit. The foregoing shall not be construed as diluting Landlord's broad discretion to disapprove the use of outside contractors on the grounds of lack of experience or reputation, financial unreliability, union problems, or because of undue administrative problems associated with the presence of multiple contractors or outside contractors in the Building, simultaneously.

     5.  Commencement Date.

          Pursuant to Section 3(b) of the Lease, in the event construction of Tenant Improvements is not complete as of the Commencement Date set forth in
Section 1(b)(2) of the Lease, the Commencement Date shall, provided that Landlord gives Tenant at least five (5) business days prior written notice, be the date Landlord delivers possession of the Premises to Tenant following Substantial Completion of Tenant Improvements (as hereinafter defined), and final sign-off by building inspector minus the number of days equal to the duration of any Tenant Delays (as hereinafter defined). In the event any delay in Landlord's completion of Tenant Improvements, or in tender of possession of the Premises to Tenant, is occasioned by Tenant's failure timely to cooperate in connection with the preparation, completion and governmental approval of Final Plans; a delay in bidding out the general contract for construction of the Tenant Standard Improvements caused by objections to costs by Tenant or Tenant's Construction Consultant; Tenant's change orders; or delays in delivery of unusual materials specified by Tenant ("Tenant's Delays"), the Commencement Date shall be determined as set forth above, and the duration of any Tenant Delay, which shall be the number of days work was delayed because of a Tenant Delay, shall be established by Landlord's written notice of delay delivered to Tenant within ten (10) days of commencement of a Tenant Delay. "Substantial Completion of Tenant Improvements" shall be that degree of completion which would allow the Tenant to occupy the Premises for its particular use, and shall not require completion of "pick-up items" or the installation of fixtures or decorations specified by Tenant; provided that Landlord has timely ordered such items, installed functional temporary substitute fixtures as required for issuance of a conditional certificate of occupancy for Tenant Improvements, and temporarily and neatly finishes the Premises to allow occupancy. Landlord shall replace any substitute fixtures or decorations, and shall complete all pick-up items about which Tenant gives written notice to Landlord within thirty (30) days of the Commencement Date, or as soon as reasonably possible thereafter.

     6.  Tenant Improvements Allowance.

          If Landlord and Tenant have initialed this Section 6 at the places indicated below, and the amount of the allowance has been filled in, then, in lieu of Tenant Standard Improvements set forth in Section 2, above, and any other allowance specified in this Construction Exhibit, Tenant shall be entitled to receive said agreed Tenant Improvements Allowance for each square


                                  Exhibit "B"
                                  Page 2 of 3
foot of useable area in the Premises. This allowance may be used only for the design and installation of Tenant Improvements that constitute permanent improvements to the Premises, including carpeting and standard window coverings, and that become Landlord's Property upon installation, as provided in the Lease; but not for Tenant's fixtures, furnishings or office equipment. Tenant shall be entitled to no payment or rent reduction for any unused portion of this allowance. In the event that the actual cost of Tenant Improvements, including Tenant Accommodations, exceed the aforesaid allowance, the excess shall be paid by Tenant ("Tenant's Contribution"). Tenant's Contribution shall be paid by Tenant to Landlord, on a pro rata basis as construction progresses and within ten (10) days after bills are rendered. At the election of Landlord, work on Tenant Improvements may be halted pending the curing of any default in the timely payment of such bills, and such interruption shall not postpone the Commencement Date. The cost of any Tenant "change orders" shall be paid by Tenant to Landlord, in advance. Landlord's contractor shall perform all Tenant Improvements to be constructed pursuant to this Construction Exhibit.

$    N/A       per square foot             N/A                   N/A
------------   of usable area      -------------------    -----------------
               Tenant Allowance    Landlord's Initials    Tenant's Initials

7. Landlord shall build out the suite at his sole cost and expense in accordance with a mutually approved set of plans. All improvements shall be made using building standard materials.


                                  Exhibit "B"
                                  Page 3 of 3

                                  EXHIBIT "C"

                             RULES AND REGULATIONS

     1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress.

     2. No sign, advertisement or notice shall be exhibited, painted or affixed by any Lessee on any part of the Premises of the Building without the prior written consent of the Lessor. In the event of the violation of the foregoing by any Lessee, Lessor may remove same without any liability, and may charge the expense incurred in such removal to the Lessee violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Lessee by the Lessor at the expense of such Lessee, and shall be of a size, color and a type acceptable to the Lessor. The directory tablet will be provided exclusively for the display of the name and location of Lessees only and Lessor reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor walls other than Lessor's standard lettering.

     3. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Lessee who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

     4. No Lessee shall mark, paint, drill into, or in any way deface any part of the Premises of the Building. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Lessor and as the Lessor may direct.

     5. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any Lessee on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Lessees and their employees shall be permitted provided power shall not exceed that amount which can be provided by a 30 amp. circuit. No Lessee shall cause or permit any unusual or objectionable odors to be produced or permeate the Premises.

     6. No Lessee shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business in them, whether by the use of any musical instrument, radio, phonograph, unusual notice, or any other way. No Lessee shall throw anything out of doors, windows, or skylights or down the passageways.

     7. No Lessee nor any of Lessee's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.


     8. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Lessee, nor shall any changes be made in existing locks or the mechanism thereof without Lessor's approval and all such locks shall be keyed to Building's master key system. Each Lessee must, upon termination of this tenancy, restore to the Lessor all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Lessee and in the event of the loss of any keys so furnished, such Lessee shall pay to the Lessor the cost of replacing the same.

     9. All removals, the carrying in or out of any safes, freight, furniture or bulky matter of any description or the use of the Building's freight elevators must be made upon previous notice and approval of the Building and under his or her supervision, and the person employed by any Lessee for such work must be acceptable to the Lessor. The Lessor reserves


                                  Exhibit "C"
                                  Page 1 of 4
the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building and to exclude from the Building all safes, freight or bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. The Lessor reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Lessor to distribute weight. If additional expenses are incurred by the Lessor by reason of moving of Lessee's safes, other fixtures, equipment or bulky matter of any kind, such expenses shall be borne by Lessee.

     10. The Lessor reserves the right to exclude from the Building on Mondays through fridays between the hours of 7 p.m. and 7 a.m. and at all hours on Saturdays, Sundays and legal holidays all persons who have not received clearance as a result of a written request from Lessee or who do not present a pass to the Building signed by the Lessor. The Lessor will furnish passes or at Lessor's option, clearances, to persons for whom any Lessee requests the same in writing. Each Lessee shall be responsible for all persons for whom he requests passes or clearances and shall be liable to the Lessor for all acts of such persons. Lessor shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Lessor's opinion, Lessor reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the Lessees and the protection of the Building and the property in the Building.

     11. Any persons employed by any Lessee to do janitor work, shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the Manager of the Building (but not as an agent or servant of said superintendent or of the Lessor), and Lessee shall be responsible for all acts of such persons.

     12. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

     13. The requirement of Lessee will be attended to only upon application to the Office of the Building.

     14. Canvassing, soliciting and peddling in the Building are prohibited and each Lessee shall cooperate to prevent the same.

     15. All office equipment of any electrical or mechanical nature shall be placed by Lessee in the Premises in a manner as to not create vibration, noise or annoyance to other Lessees.

     16. There shall not be used in any space, or in the public halls of the Building, either by any Lessee or others, any hand trucks except those equipped with rubber tires and rubber side parts.

     17. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of Lessor.

     18. The scheduling of moves of Lessee's furniture and equipment into or out of the Building must be coordinated with the Building Manager.

     19. The folllowing Standards for Utilities and Services are in effect. Lessor reserves the right to adopt nondiscriminatory modifications and additions hereto:

     20. As long as Lessee is not in default under any of the terms, covenants, conditions, provisions or agreements of this Lease, Lessor shall:

          (a) Provide non-attended automatic elevator facilities Monday through Friday, except holidays, from 7 a.m. to 7 p.m., and have one elevator available at all other times.


                                  Exhibit "C"
                                  Page 2 of 4

          (b) Furnish Monday through Friday, except holidays, from 7 a.m. to 7 p.m., heat to warm the Premises, when and as required in the judgment of Lessor for the comfortable use of the Premises.

          (c) On Monday through Friday, except holidays, from 7 a.m. to 7 p.m. (and at other times for a reasonable additional charge to be fixed by Lessor), ventilate the Premises and furnish air conditioning on such days and hours when in the judgment of Lessor it may be required for the comfortable occupancy of the Premises. The air conditioning system achieves maximum cooling when the drapes are closed. Lessee agrees to cooperate fully at all times with Lessor, and to abide by all regulations and requirements which Lessor may prescribe for the proper functioning and protection of said air conditioning system. Lessee agrees not to connect any apparatus, device, conduit or pipe to the Building chilled and hot water air conditioning supply lines. Lessee further agrees that neither Lessee nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities.

          (d) Furnish to the Premises, electric current as required by the Building standard office and lighting and fractional horsepower office business machines in the amount of approximately six (6) watts per square foot. The Lessee agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Lessor monthly for the measured consumption by said public utility serving the neighborhood in which the Building is located. If a separate meter is not installed at Lessee's cost, such excess cost will be established by an estimate agreed upon by Lessor and Lessee, and if the parties fail to agree, as established by an independent licensed engineer. Lessee agrees not to use any apparatus or device in, or upon, or about the Premises which may increase the amount of such services usually furnished or supplied to said Premises, and Lessee further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without the written consent of Lessor. Should Lessee use the same to excess, the refusal on the part of the Lessee to pay upon demand of Lessor the amount established by Lessor for such excess charge shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Lessor to the right therein granted for such breach. At all times Lessee's use of the electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation and Lessee shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises without the prior written consent of Lessor.

          (e) Water will be available in public areas for lavatory purposes only.

          (f) Provide janitor service to the Premises, provided the same are used exclusively as offices, and are kept reasonably in order by Lessee, and if to be kept clean by Lessee, no one other than persons approved by Lessor shall be permitted to enter the Premises for such purposes. If the Premises are not used exclusively as offices, they shall be kept clean and in order by the Lessee, at Lessee's expense, and to the satisfaction of Lessor, and by persons approved by Lessor. Lessee shall pay to Lessor the cost of removal of any of Lessee's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

     21. Lessor reserves the right to stop service of the elevator, plumbing, ventilating, air conditioning and electric system, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Lessor desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Lessor's reasonable control, or by laws, rules, orders, ordinances,



                                  Exhibit "C"
                                  Page 3 of 4
directions, regulations or requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Lessor's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Lessee, shall not be deemed breached if Lessor is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Lessor's control.

     22. All electric wiring and electrical outlets and connections of every kind shall be introduced and connected only by Lessor, and no boring or cutting for wires shall be allowed except upon the prior written consent of the Lessor. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Lessor. No air conditioning unit or other similar apparatus shall be installed or used by any Lessee without prior written consent of Lessor.

     23. Lessor reserves the right to exclude or expel from the Building and the Premises any person who, in the judgment of Lessor is intoxicated or under the influence of liquor and/or drugs, or who shall in any manner do any act in violation of the RULES AND REGULATIONS.

     24. Lessor shall not place any radio or television antenna on the roof or on any part of the inside or the outside of the Building other than the inside of the Premises without the prior written consent of the Lessor. Lessee shall not operate or permit to be operated any musical instrument or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises, or operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without the Lessor's prior written consent.

     25. Lessee shall comply with all rules and regulations applicable to the parking garage as determined by the parking garage operator as they may exist from time to time.


                                  Exhibit "C"
                                  Page 4 of 4

                               LEASE CONFIRMATION

                                                      Date: ______________, 19__

TO: Video Broadcasting Corp.
    708 3rd Avenue, 23rd Flr.

    New York, NY 10017

                                    "Tenant"

          RE: Lease dated May 1, 1994
              Suite #1205

     Please acknowledge that on ___________________, 19___, the Landlord delivered to you possession of the Premises; that the Commencement Date of the Lease is ________________________, 19___, the expiration date of the Lease is _____________________, 19___, the Rentable Area of the Premises is 1,500 square feet, and your initial Base Rent is $2,250.00 per month.

                                        Very truly yours,

                                        COPPERFIELD INVESTMENT & DEVELOPMENT
                                        COMPANY, a California Corporation


                                        By:_____________________________________
                                                     Daniel Lai, President

                                                                "Landlord"


Tenant hereby confirms the information set forth above, and further acknowledges it acceptance of possession of the Premises, as of the date indicated, and except for so-called "punch list" and "pick-up" items set forth on Schedule "A" attached hereto, that Landlord has fulfilled its obligations pursuant to Exhibit "B" of the above referenced Lease.

Video Broadcasting Corporation



By:_____________________________________



Date:____________________________________



                                  EXHIBIT "D"

                                                      Revised 1/24/91

                  COPPERFIELD INVESTMENT & DEVELOPMENT COMPANY

                6430 SUNSET BLVD., LOS ANGELES, CALIFORNIA 90028

                       TENANT IMPROVEMENT SPECIFICATIONS


Landlord shall perform certain work to the premises as shown on the lease. Landlord's work shall constitute either the Building Standard Improvements or Building Non-Standard Improvements. Landlord shall pay for all Standard Improvements and Tenant shall pay for any Non-Standard Improvements. Tenant shall have the option to select either Standard Improvements or Non-Standard Improvements as Landlord's work, with Landlord's approval. Landlord's Standard Improvements as provided for herein shall include the cost of design fees, plus all applicable taxes, permits and fees, plus all applicable taxes, permits and fees required by Government agencies or utilities as necessary and reasonable to install Building Standard Improvements. Landlord reserves the right to make reasonable substitutions for the "Building Standard Improvements." Standard Improvements are offered without credits and any substitutions must be approved in writing by Landlord.

A.   PARTITIONS.

     1.   Demising Partitions

          2 1/2 x 25 GA steel studs at 24" on center with R-8 insulation and 5/8" type X gypsum board each side 8' 6" Partition taped smooth to receive paint or wall covering.

     2.   Interior Partitions

          2 1/2 x 25 GA steel studs at 24" on center with 5/8" type X gypsum board each side to underside of ceiling. Partition taped smooth to receive paint or wall covering.

B.   DOORS, FRAMES AND HARDWARE

     1.   Tenant Entry Door Assembly

          a.   Doors To Elevator Lobby

               3'0" x 7' 6" x 1-3/4" solid core plain slice red oak with 60 minutes label. Bleached oak finish

          b.   Frames To Elevator Lobby

               45 minute Hollow Metal Frame - with stick-on Smoke Seal.

          c.   Entry Door To Suite

               3.0" x 7'.6" x 1 3/4" Solid Core Plain Slice Red Oak: 20 Minutes Label with matching edge band.

          d.   Entry Door to Suite

               3.0" x 7'6" x 4 7/8" Western Intergrated Bronze Anodized Aluminum KD with 20 minutes Label.

          e.   Hardware


               Butt:       BB 1279-4 1/2" x 4 1/2" 10A Hager
               Locksets:   Schlage L9453-06/A 613
               Closer:     Norton 8501-CV-TRI-PK BRZ
               Stop:       F8061 x BBW 10B Floor
               Threshold:  ULTRA 3-0 DURO TH014

6430 Sunset Standard
Page 2


2.   Tenant Interior Door Assembly

     a.   Doors

          3'0" x 7'0" x 1-3/4" solid core plain slice red oak. Bleached Oak finish.

     b.   Frames

          3.0" x 7'0" x 3 3/4" Bronze Anodized Aluminum KD frame.

     c.   Hardware

          Butt:       Hager #1279 Finish US 10A Hager
          Latchsets:  Schlage Latchset Dios x OLY 2 3/4 613
          Stop:       WC12T BBW Wall Bumper

C.   CEILING SYSTEMS

     1. Armstrong Cortega Minitone 24" x 24" x 5/8" Tegular Ceiling Tile, in exposed Donn Dx24 white suspension grid, 24" x 24"

III. Lighting:

D.   FLUORESCENT LIGHT FIXTURES

     1. Base building standard, 2' x 4' fluorescent fixture = Lithonia # 2PM3GB-340-18D-120-ES-LPW-LST-PWS1846-LATC-JP.

     2.   DOWN LIGHTS NON-STANDARD.

          Incandescent down light - HALO H7ICT-409P W/75W-R30 LAMP.

          Incandescent wall washer - HALO H71CT-418P W/75W-R30 LAMP.

E.   LIGHT SWITCH / WALL OUTLET

      a.  SWITCH 15 AMP 120-277V DECORA-WHITE/Leviton 5601-W
      b.  SWITCH 3-WAY 15 AMP 120-277V DECORA-WHITE/Leviton 5603-W
      c.  SWITCH 20 AMP 120-277V DECORA-WHITE/Leviton 5621-W
      d.  SWITCH 3-WAY 20 AMP 120-277V DECORA-WHITE/Leviton 5623-W

      e.  DIMMER 600 WATT 120V DECORA WHITE/Leviton 6621-W
      f.  DIMMER 1000 WATT 120V DECORA WHITE/P & S 91181-W
      g.  DIMMER 3-WAY 600 WATT 120V DECORA WHITE/Leviton 6623-W
      h.  DIMMER 3-WAY 1000 WATT 120V DECORA WHITE/P & S 91183-W
      I.  RECEPTACLE 15 AMP 120V DECORA WHITE/Leviton 5325-SW
      j.  RECEPTACLE 20 AMP 120V DECORA WHITE/Leviton 16452-W
      k.  RECEPTACLE 15 AMP GFI 120V DECORA WHITE/Leviton 6599-W
      l.  RECEPTACLE 20 AMP GFI 120V DECORA WHITE/Leviton 6899-W
      m.  RECEPTACLE 15 AMP IG 120V DECORA WHITE/P & S 1G26262
      n.  RECEPTACLE 20 AMP IG 120V DECORA WHITE/P & S 1G26362
      o.  WALL PLATE ONE DEVICE DECORA WHITE/Leviton 80401-W
      p.  WALL PLATE TWO DEVICE DECORA WHITE/Leviton 80409-W
      q.  WALL PLATE THREE DEVICE DECORA WHITE/Leviton 80411-W
      r.  FLOOR OUTLET W/RECEPTACLE GRAY - HUB #PT7-FGY
      s.  FLOOR OUTLET W/O RCPT/FURN. FEED GRAY - HUB #PT7-FFGY

6430 Sunset Standard
Page 3


F.   TELEPHONE WALL OUTLET

     Standard gang outlet box with 3/4" conduit to 6" top of wall. White finish cover plate. 1" conduit from suite to building backboard.

G.   PAINTING

     Two coats Dunne Edwards flat interior latex paint building standard color selection.

H.   CARPET, BASE AND V.C.T.

     1.   Carpet

          "Pacific Crest" Encore - Carpet color selection by tenants (or comparable).

          "Atlas" Oxford or Mayfair - Carpet color selection by tenants.

     2.   Base

          Burke 4" straight or coved rubber base from building standards color selection.

     3.   V.C.T. - Vinyl Floor Tile

          "Armstrong" Excelon, imperial texture.
          12" x 12" x 1/8" from building standard colors.

I.   WINDOW COVERING


     Horizontal mini-blinds to fit all exterior windows of building. Color:
     Polished silver. MFG. Spec. by building owner.

J.   HEATING, VENTILATING AND AIR CONDITIONING

     Systems to match existing distribution and zoning.

K.   EXIT SIGNS

     Exit lights-single face - EMERGILITE #X-42-GW-120-(*)-TBE

     Exit lights-double face - EMERGILITE #X-43-GW-120-(*)-TBE

L.   EMERGENCY LIGHTS

     Emergency lights - LITHONIA # ELR3MC-H1212.

M.   SIGNAGE

     Building standard signage at principal tenant entry door to include suite number and three lines of copy and directory strip.

N.   PERMIT SERVICES

     Payment of Plan Check and Building Permit Fees for value of building standard work.

O.   BUILDING STANDARDS

     The extent to which any of tenant's requirements are non-building standard work, or otherwise exceed building standard shall be determined by Landlord's architect or engineer whose determination shall be conclusive.

                               LEASE CONFIRMATION

                                                       Date:  September 30, 1994

TO: Video Broadcasting Corp.
    708 3rd Avenue, 23rd Flr.
    New York, NY 10017

                                    "Tenant"

          RE: Lease dated May 1, 1994
              Suite #1205

     Please acknowledge that on September 27, 1994, the Landlord delivered to you possession of the Premises; that the Commencement Date of the Lease is September 27, 1994, the expiration date of the Lease is September 26, 1999, the Rentable Area of the Premises is 1,472 square feet, and your initial Base Rent is $2,208.00 per month.


                                        Very truly yours,

                                        COPPERFIELD INVESTMENT & DEVELOPMENT
                                        COMPANY, a California Corporation



                                        By: /s/ Daniel Lai
                                            ---------------------------------
                                                  Daniel Lai, President

                                                              "Landlord"


     Tenant hereby confirms the information set forth above, and further acknowledges it acceptance of possession of the Premises, as of the date indicated, and except for so-called "punch list" and "pick-up" items set forth on Schedule "A" attached hereto, that Landlord has fulfilled its obligations pursuant to Exhibit "B" of the above referenced Lease.

Video Broadcasting Corporation



By: /s/ J Graeme McWhirter
    ---------------------------------




Date: 10/17/94


                                  EXHIBIT "D"